                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (this "Agreement") dated as of February
                                              ---------
19, 1998, is by and among KFI Holding Corporation, a Delaware corporation ("Holding"); AGI Acquisition Corporation, an Illinois corporation
  -------
("Acquisition"); Klearfold, Inc., a Pennsylvania corporation ("Klearfold"); AGI
                                                               ---------
Incorporated, an Illinois corporation (the "Company"); each of the holders of
                                            -------
common stock and/or stock appreciation rights of the Company named on the signature pages hereto as a "Principal Stockholder" (each, a "Principal
                                                              ---------
Stockholder," and collectively, the "Principal Stockholders"); Heritage Fund I
-----------                          --------- ------------
Investment Corporation, a Delaware corporation ("Heritage"); Melvin B. Herrin;
                                                 --------
H. Scott Herrin; Matthew H. Kamens, not individually but as trustee under an Indenture of Trust of Melvin B. Herrin dated June 4, 1996 (the "Herrin Family
                                                                ------ ------
Trust"); and Arthur S. Keyser, not individually but as trustee under an
-----
Irrevocable Deed of Trust dated August 12, 1992, f/b/o H. Scott Herrin (the "Scott Trust") (collectively, Melvin B. Herrin, H. Scott Herrin, the Herrin
 ----- -----
Family Trust and the Scott Trust are sometimes referred to herein as the "Herrin
                                                                          ------
Stockholders").
------------

     The parties desire that Acquisition be merged with and into the Company, subject to the terms and conditions set forth in this Agreement.

     Capitalized terms used and not otherwise defined upon first usage herein are defined in Section 11.1 of this Agreement.

     Accordingly, the parties hereby agree as follows:

     1.   THE MERGER.

     1.1. CLOSING AND EFFECTIVE DATE OF MERGER. Subject to the provisions of this Agreement, a closing (the "Closing") shall be held at the offices of Latham
                                -------
& Watkins, 885 Third Avenue, Suite 1000, New York, NY 10022 within five business days after the satisfaction of the conditions precedent set forth in Sections 6 and 7, or on such other date before any termination of this Agreement pursuant to Section 10 hereof, and/or at such other place, as may be agreed to by the parties (the date on which the Closing actually occurs, the "Closing Date"). On
                                                             ------- ----
the Closing Date, Acquisition and the Company shall execute Articles of Merger (the "Articles of Merger") substantially in the form of the attached Exhibit 1.1
      ------------------                                             ------- ---
and file them with the Office of the Secretary of State of the State of Illinois, in order to cause the merger of Acquisition with and into the Company (the "Merger") in accordance with the laws of the State of Illinois. The Merger
      ------
shall be effective as of the time specified in the Articles of Merger (the "Effective Time"). For all
 --------- ----
purposes, all of the document deliveries and other actions to occur at the Closing shall be irrefutably presumed to have occurred at the same time, immediately before the Effective Time.

     1.2. EFFECT OF MERGER. At the Effective Time, automatically and without further action:

     (a) Acquisition shall be merged with and into the Company and the separate existence of Acquisition shall cease.

     (b) The Company shall continue as the Surviving Corporation, organized under the laws of the State of Illinois, the authorized capital stock of which shall be as set forth in the Articles of Incorporation of the Company as in effect immediately before the Effective Time, as amended by the Articles of Merger.

     (c) The Company's Articles of Incorporation, as in effect immediately before the Effective Time, shall be amended by the Articles of Merger (among other things, to reduce the authorized number of shares of Company Common Stock from 1,500,000 shares to 100 shares), and as so amended shall read in their entirety as set forth in the attached Exhibit 1.2(c) and shall be the Articles
                                      --------------
of Incorporation of the Surviving Corporation; and the Company's by-laws, as in effect immediately before the Effective Time, shall be amended and restated in their entirety and as so amended and restated shall read in their entirety as set forth in the attached Exhibit 1.2(c)(i) and shall be the by-laws of the
                          -----------------
Surviving Corporation.

     (d) Each share of Company Common Stock that was issued and outstanding immediately before the Effective Time, other than any Dissenting Shares (as defined in Section 1.2(f) below) and other than any shares held by Holding (including shares, if any, acquired by Holding pursuant to the Investment Agreement referred to in Section 1.3 hereof) or by the Company (subject to such exclusions, all such shares, the "Converted Shares"), shall be converted into
                                  --------- ------
and become the right to receive (subject to legal requirements with respect to withholding for taxes) from the Surviving Corporation consideration in an amount determined as follows:

          (i) The aggregate consideration ("Aggregate Merger Consideration")
                                            --------- ------ -------------
     payable by the Surviving Corporation in respect of the Converted Shares, the stock appreciation rights identified on Exhibit 1.2(d) hereto (the
                                                 -------------
     "SARs") outstanding immediately prior to the Effective Time, and the
      ----
     Horowitz Option, shall equal the sum of the Aggregate Share Consideration and the Aggregate Rightholder Consideration, as determined herein.
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                                      -3-

          (ii)  The "Aggregate Share Consideration" shall be the product of (A)
                     --------- ----- -------------
     the sum (such amount also being referred to as the "Share Equity Value") of
                                                         ----- ------ -----
     (I) $69,170,000, minus (II) the aggregate principal amount of the Dividend
                      -----
     Notes (as defined in Section 3.7(d) below) outstanding immediately before the Effective Time, minus (III) the amount of compensation payable to Allen
                         -----
     & Company Incorporated in connection with the transactions contemplated hereby and by the Investment Agreement, minus (IV) the Aggregate
                                             -----
     Rightholder Consideration, multiplied by (B) a fraction, the numerator of which is the sum of the aggregate number of Converted Shares outstanding immediately prior to the Effective Time, and the denominator of which is the sum of the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

          (iii) The "Aggregate Rightholder Consideration" shall mean the
                     --------- ----------- -------------
     difference of (A) the product of (I) the quotient of (1) the Rightholder Equity Value (as defined below) divided by (2) the number of SARs, the number of shares of Company Common Stock issuable upon exercise of the Horowitz Option, and the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, such sum being referred to herein as the "Fully Diluted Number of Shares", times (II) the
                                ----- ------- ------ -- ------
     sum of the number of SARs outstanding immediately prior to the Effective Time and the number of shares of Company Common Stock issuable upon exercise of the Horowitz Option, minus (B) $3,084,936 (being the sum of the
                                      -----
     aggregate "Base Value" of the SARs as set forth on Exhibit 1.2(d) and the
                                                        ------- ------
     aggregate exercise price of the Horowitz Option, and such sum being referred to hereinafter as the "Aggregate Base Value"). The "Rightholder
                                     --------- ---- -----         -----------
     Equity Value" shall be the sum of (x) $69,170,000 plus (y) the Aggregate
     ------ -----                                      ----
     Base Value minus (z) the amount of compensation payable to Allen & Company
                -----
     Incorporated in connection with the transactions contemplated hereby and by the Investment Agreement.

          (iv) Each Converted Share shall be converted into and exchanged solely for the right to receive directly or in escrow, as set forth in
     Section 1.3 below, the quotient of the Aggregate Share Consideration divided by the sum of the number of Converted Shares outstanding immediately prior to the Effective Time (the "Per Share Consideration").
                                                   --- ----- -------------

          (v) Each SAR shall entitle the holder thereof to an amount equal to the difference of (A) the quotient of (I) the Aggregate Rightholder Consideration plus the Aggregate Base Value, divided by (II) the number of
                   ----
     SARs outstanding immediately prior to the Effective Time, minus (B) the
                                                               -----
     "Base Value" of such SAR.

          (vi) The Horowitz Option shall be converted into and exchanged solely for the right to receive directly or in escrow, as set forth in Section 1.3 below, an amount (the "Option Consideration") equal to the difference of
                            ------ -------------
     (A) the product of (I) 25,000 times (II) the quotient of (1) the Aggregate Rightholder Consideration plus the Aggregate Base Value, divided by (2) the
                               ----
     Fully Diluted Number of Shares minus (B) $187,500 (being the aggregate
                                    -----
     exercise price of the Horowitz Option).

     (e) Each share of Company Common Stock that, immediately before the Effective Time, was held by Holding or the Company shall be canceled and no consideration shall be payable in respect thereof.

     (f) Each share of Company Common Stock that, immediately before the Effective Time, was held by any Person (such persons, collectively, the "Dissenting Stockholders", and each individually a "Dissenting Stockholder") who
 ---------- ------------                            ---------- -----------
has duly exercised the rights afforded to dissenting stockholders pursuant to Sections 11.65 and 11.70 of the Illinois Business Corporation Act (such shares, collectively, "Dissenting Shares") shall be converted into the right to receive
               ---------- ------
the fair value of such shares as determined in accordance with the provisions of such sections.

     (g) Each share of the common stock, $0.01 par value per share, of Acquisition that was issued and outstanding immediately before the Effective Time shall be converted into and become one share of the common stock, $0.01 par value, of the Surviving Corporation.

     (h) From and after the Effective Time, the respective persons who were the officers and directors of the Company immediately before the Effective Time shall hold the same offices as officers and directors, respectively, of the Surviving Corporation, each to hold such office(s), subject to the Articles of Incorporation and the by-laws of the Surviving Corporation and to the Stockholder Agreement, until the next annual meeting of directors or stockholders, as the case may be, of the Surviving Corporation, and until his or her successor is duly elected or appointed and qualified, or until his or her earlier resignation, removal, incapacity, or death.

     1.3. PAYMENT OF AGGREGATE MERGER CONSIDERATION. The Aggregate Merger Consideration shall be payable as set forth below:

     (a) At the Effective Time, Holding shall make available in cash, and each Participating Stockholder listed on Exhibit 1.3(a) hereto (the Participating
                                    ------- ------
Stockholders so listed being referred to collectively as the "Escrowed
                                                              --------
Stockholders") shall be entitled to receive, upon surrender to the Surviving
------------
Company or its representatives of any Certificate of Certificates (as defined below) evidencing such Participating Stockholder's Converted Shares for cancellation in accordance with Section 2.1 hereof, an amount in cash equal to the product of (i) the Per Share Consideration minus $3.3975 (the "Holdback
                                               -----               --------
Amount", being the
------

Maximum AGI Indemnity Amount divided by the Fully Diluted Number of Shares) times (ii) the number of Converted Shares represented by the Certificates so surrendered. Further, at the Effective Time, Holding shall place into escrow with the Escrow Agent, pursuant to the terms of the Escrow Agreement (each as defined in Section 1.4(d) below), an amount equal to the product of the Holdback Amount times the number of Converted Shares owned by each of the Escrowed Stockholders immediately prior to the Effective Time, which amount otherwise would be payable to the Escrowed Stockholders (the "Share Escrow Amount" and,
                                                    ----- ------ ------
collectively with the Aggregate Option Holdback Amount, as defined in Section 1.3(d) hereof, the "Escrow Amount"). The Escrow Amount shall be held in escrow
                    ------ ------
by the Escrow Agent and distributed to the Escrowed Stockholders pursuant to and in accordance with the terms of the Escrow Agreement, for the purpose of providing payment with respect to claims for indemnification made against the Escrowed Stockholders pursuant to Article 8 hereof. Any amounts remaining in escrow under the Escrow Agreement one year after the Closing shall be distributed to the Escrowed Stockholders, in accordance with the terms of the Escrow Agreement, pro rata in accordance with the number of Converted Shares
                  --- ----
held by each Escrowed Stockholder immediately prior to the Effective Time, except that if there is outstanding any claim pursuant to Article 8 for indemnity from the Escrowed Stockholders, then Holding shall have the right to require the Escrow Agent to retain an amount which equals the amount of such claim and if, upon final resolution of such claim, a portion shall be distributed to the Escrowed Stockholders, such portion shall be distributed in accordance with the terms of the Escrow Agreement, pro rata in accordance with
                                                   --- ----
the number of Converted Shares held by each Escrowed Stockholder immediately prior to the Effective Time. In the event of any inconsistency between the description contained in this Section 1.3(a) regarding the distribution of the Escrow Amount and the terms of the Escrow Agreement, the terms of the Escrow Agreement shall prevail.

     (b) At the Effective Time, Holding shall make available, and each Participating Stockholder listed on Exhibit 1.3(b) hereto (the Participating
                                    ------- ------
Stockholders so listed being referred to collectively as the "Non-Escrowed
                                                              ------------
Stockholders") shall be entitled to receive, upon surrender to the Surviving
------------
Company or its representatives of any Certificates for cancellation in accordance with Section 2.1 hereof, an amount equal to the product of (i) the Per Share Consideration times (ii) the number of shares of Converted Stock represented by the Certificates so surrendered, which amounts shall be payable in cash or by set-off against any amounts outstanding under notes issued by such Non-Escrowed Stockholder and payable to Holding pursuant to the Investment Agreement.

     (c) At the Effective Time, Holding shall pay to each holder of SARs (collectively, the "SAR Holders") an amount, with respect to each SAR held by
                    --- -------
such SAR Holder, the amount determined in accordance with Section 1.2(d)(i)(E) hereof, such amounts to be paid by the Company by set-off against any amounts outstanding under notes issued by such SAR Holder and payable to Holding pursuant to the Investment Agreement.

     (d) At the Effective Time, Holding shall make available, and the holder of the Horowitz Option shall be entitled to receive, upon surrender to the Surviving Corporation or its representative of the Horowitz Option for cancellation in accordance with Section 2.1 hereof, an amount in cash equal to the Option Consideration minus the product (the "Aggregate Option Holdback
                                                 --------- ------ --------
Amount") of (i) the Holdback Amount times (ii) 25,000. Further, at the Effective
------
Time, Holding shall place into escrow with the Escrow Agent, pursuant to the terms of the Escrow Agreement, an amount equal to the Aggregate Option Holdback Amount.

     1.4. TRANSACTIONS AT OR BEFORE CLOSING. Concurrently with the execution and delivery of this Agreement, Holding, the stockholders of Holding listed on
Schedule 1 hereto (the "Holding Stockholders"), certain of the Stockholders
-------- -              ------- ------------
listed on Schedule 2 hereto (the "Continuing AGI Stockholders") and certain
          -------- -              ---------- --- ------------
executive employees of the Company listed on Schedule 3 hereto (the "Other
                                             -------- -              -----
Investors") are executing and delivering an Investment Agreement (the
---------
"Investment Agreement") dated as of the date hereof. At or before the Closing,
 ---------- ---------
in addition to executing and delivering the other agreements and taking the other actions contemplated by this Agreement:

     (a) Subject to the terms and conditions of the Investment Agreement, Holding, the Holding Stockholders, the Continuing AGI Stockholders and the Other Investors shall consummate the transactions contemplated by the Investment Agreement, pursuant to which, among other things, (i) the Holding Stockholders, the Continuing AGI Stockholders and the Other Investors will acquire certain securities of Holding, and (ii) Holding will acquire certain shares of Company Common Stock from the Continuing AGI Stockholders, all as provided therein.

     (b) Each of Holding, the Holding Stockholders, the Continuing AGI Stockholders and the Other Investors shall execute and deliver a Stockholder Agreement in the form of the attached Exhibit 1.4(b).
                                      ------- ------

     (c) Holding, on the one hand, and each of Richard Block, David Underwood, James Oppenheimer, Richard Oppenheimer, and Dean Henkel, on the other hand, shall execute and deliver an Employment, Non-Competition and Stock Repurchase Agreement substantially in the form of the attached Exhibit 1.4(c), with such
                                                    ------- ------
modifications thereto as Holding and such employee shall mutually agree and Holding, on the one hand, and each of Jacqueline Barry, Dennis McGuin and Mary Frances Griffin on the other hand, shall execute and deliver an Employment, Non-Competition and Stock Repurchase Agreement in the form mutually agreed between Holding and such employee.

     (d) The Company, Holding, the Escrow Agent referred to therein (the "Escrow Agent"), and Timothy M. Murray, who, in consultation with Richard Block,
 ------ -----
shall serve as the Escrowed Stockholder Representative (the "Escrowed
                                                             --------
Stockholder Representative"), shall execute and deliver an Escrow Agreement (the
----------- --------------
"Escrow Agreement") in the form of the attached Exhibit 1.4(d), pursuant to
                                                ------- ------
which the Escrow Amount shall be delivered to the Escrow Agent in accordance with and subject to the terms and provisions thereof, and each of the Escrowed Stockholders shall have appointed Timothy M. Murray as his attorney-in-fact to act as the Escrowed Stockholder Representative, in consultation with Richard Block, in connection with the transactions referred to in the Escrow Agreement and herein .

     (e) Holding shall have made available, and deposited in escrow, the cash required to be made available or deposited pursuant to Section 1.3 hereof.

     (f) David Horowitz shall have consented irrevocably in writing to the treatment of the Horowitz Option pursuant to Sections 1.2, 1.3 and 2.1 hereof.

     (g) The Company shall deliver to Holding the original minute books and other corporate records of the Company.

     (h) Each of the parties shall execute (if applicable) and deliver such other customary closing certificates and other documents as any other party shall have reasonably requested in writing not later than five business days before the Closing.

     2.   PROCEDURES, ETC.

     2.1. PROCEDURES.

     (a) As of the Effective Time, each stock certificate representing one or more shares of Company Common Stock issued and outstanding or held in the Company's treasury immediately before the Effective Time (a "Certificate"),
                                                             -----------
shall cease to represent such Company Common Stock and shall represent only (i) in the case of Dissenting Shares, the rights of the holder thereof under Sections 11.65 and 11.70 of the Illinois Business Corporation Act, or (ii) in all other cases, subject to the provisions of Section 1.2(d)(ii) hereof, the right to receive the Per Share Consideration into which such shares have been converted pursuant to Section 1.2(d)(i) hereof. At the Effective Time, the Horowitz Option shall cease to represent a right to purchase Company Common Stock and shall represent only the right to receive the Option Consideration.

     (b) As promptly as practicable after the Effective Time, the Surviving Corporation or its agent shall send transmittal materials to each Person (other than Holding or the Company) who, immediately before the Effective Time, was the record holder of Company Common Stock, for use in exchanging the Certificates formerly representing Company Common Stock for the Per Share Consideration to which such holder is entitled pursuant to Section 1.2(d)(i) hereof. Upon surrender of a Certificate to the Surviving Corporation or such transfer agent, together with a duly executed letter of transmittal and any other required documents, the record holder of such Certificate shall be entitled, subject to the provisions of Section 1.2(d)(ii) hereof, to receive in exchange therefor in cash, escrow, or by set-off of against any amount outstanding under notes issued by such holder and payable to Holding pursuant to the Investment Agreement, the consideration to which such holder is entitled in respect of the Company Common Stock formerly represented by such Certificate pursuant to and in accordance with Section 1.3 hereof, and such Certificate shall be canceled; provided, that in the case of any Certificate representing Dissenting Shares, such Certificate shall be returned to the presenting Person.

     (c) After the Effective Time, no transfers of shares of Company Common Stock shall be recorded in the stock transfer books of the Surviving Corporation or its transfer agent. If, after the Effective Time, there is presented to the Surviving Corporation or its transfer agent for transfer:

     (i) any Certificate formerly representing shares of Company Common Stock (other than Dissenting Shares or shares that, immediately before the Effective Time, were held by Holding or the Company), such Certificate shall be canceled and exchanged for the consideration payable in respect thereof pursuant to Section 1.2(d)(i)(D) hereof and in accordance with
     Section 1.3 hereof;

     (ii) any Certificate representing Dissenting Shares, such Certificate shall be returned to the presenting Person; and

     (iii) any Certificate formerly representing shares of Company Common Stock held by Holding or the Company, such Certificate shall be canceled and no consideration shall be payable or deliverable in respect thereof.

     (d) After the Effective Time, holders of shares of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Surviving Corporation, other than (i) in the case of Dissenting Shares, the rights of the holders thereof under Sections 11.65 and 11.70 of the Illinois Business Corporation Act, or (ii) in all other cases, subject to the provisions of
Section 1.2(d)(ii) hereof, the rights of the holders thereof to receive the consideration to which the holders thereof are entitled pursuant to and in accordance with Section 1.3 hereof.

     (e) Neither the Surviving Corporation nor any other Person shall be liable to any holder or former holder of shares of Company Common Stock for any such shares or any dividends, distributions, or other payments or consideration in respect thereof that were properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

     (f) In the event that any Certificate has been lost, stolen, or destroyed, Holding shall issue in exchange for such lost, stolen or destroyed Certificate, promptly following Holding's receipt of an affidavit as to that fact in form and substance acceptable to Holding made by the registered owner of the shares represented by such Certificate, as shown on the Company's stock records immediately before the Effective Time, the consideration to which such registered owner would be entitled to receive pursuant to and in accordance with
Section 1.3 hereof; provided, however, that Holding may, in its reasonable
                    --------  -------
discretion and as a condition precedent to the delivery of such consideration require such registered owner of such lost, stolen or destroyed Certificate(s) to execute a customary indemnification agreement against any claim that may be made against Holding or the Surviving Corporation with respect to the Certificate(s) alleged to have been lost, stolen or destroyed, and, to the extent reasonably required by Holding, deliver a bond in an appropriate amount as security therefor.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS.

     The Company and, solely as to any representations and warranties which expressly relate to facts regarding any such individual or trust, each of the Principal Stockholders, hereby severally and not jointly represent and warrant to each of the Holding Stockholders, Holding and Acquisition, and, if the transactions hereby are consummated, the Surviving Corporation, both as of the date hereof and as of the Closing Date (immediately prior to the Closings hereunder and under the Investment Agreement), as follows, subject to such exceptions as are specifically contemplated by this Agreement or as are set forth in (i) the attached Disclosure Schedule, or (ii) except as provided in the final sentence of Section 5.15 hereof, the disclosure supplements contemplated by that section, and provided that, notwithstanding the fact that the representations and warranties in this Section 3 are made by the Company and, to the limited extent applicable, the Principal Stockholders, the Company and the Participating Stockholders shall indemnify against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breaches of such representations and warranties to the extent, and subject to the limitations, set forth in Section 8 hereof. Notwithstanding any other provision of this Agreement (except the final sentence of Section 5.15), the Disclosure Schedule, or any such disclosure supplement, each exception set forth in the Disclosure Schedule or any such disclosure supplement shall be deemed to qualify each representation and warranty set forth in this Agreement (x) that is specifically identified (by cross-reference or otherwise) in the Disclosure Schedule or such disclosure supplement as being qualified by such exception, or
(y) with respect to which the relevance of such exception is apparent on the face of the disclosure of such exception set forth in the Disclosure Schedule or such disclosure supplement, provided, in either case, that the relevant facts are set forth in reasonable detail in the Disclosure Schedule or such disclosure supplement.

     3.1. INCORPORATION; AUTHORITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. The Company has delivered to Holding or its counsel complete and correct copies of the Company's Articles of Incorporation and by-laws, in each case with all amendments thereto.

     3.2. AUTHORIZATION AND ENFORCEABILITY. Each of the Company (subject only to the approval of the Merger by the Company's stockholders as contemplated hereby) and the Principal Stockholders has all requisite corporate or individual power, as the case may be, power and full legal right and authority (including, in the case of the Company, due approval of its Board of Directors) to enter into this Agreement and all of the Other Agreements to which it or he is or is to be a party as contemplated hereby, to perform all of its or his agreements and obligations hereunder and thereunder, each in accordance with its respective terms, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and such Other Agreements to which the Company and/or any of the Principal Stockholders is or is to be a party has been, or upon execution and delivery as contemplated hereby, will be, duly executed and delivered by the Company and/or such Principal Stockholder, as the case may be, and constitutes or will constitute the legal, valid, and binding obligation of it and/or him, as the case may be, enforceable against it and/or him, as the case may be, in accordance with its respective terms, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.


     3.3. CAPITALIZATION.

     (a) The authorized capital stock of the Company consists of 1,500,000 shares of Company Common Stock, 909,714 shares of which are issued and outstanding on the date hereof, and will be issued and outstanding as of the Closing Date. All of the outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable, and are owned of record as set forth in Section 3.3 of the Disclosure Schedule

     (b) All of the outstanding shares of Company Common Stock owned by the Participating Stockholders are owned free and clear of all Liens, other than (i) any restrictions on transfer arising under applicable securities laws solely by reason of the fact that such shares were issued pursuant to exemptions from registration under such securities laws, (ii) the rights of John Maranov to purchase up to ____ shares of Company Common Stock owned by Richard Block (the "Maranov Option"), and (iii) restrictions imposed pursuant to that certain
 ------- ------
Amended and Restated Shareholders Agreement, made as of July 1, 1993, by and among the Company and the signatories thereto (the "Existing Shareholders
                                                    -------- ------------
Agreement"), which restrictions shall be terminated immediately before the
---------
Effective Time.

     (c) Other than pursuant to the Existing Shareholders Agreement, the Maranov Option and the Horowitz Option, there is no agreement or other obligation on the part of the Company or any of the Participating Stockholders to purchase or sell any shares of capital stock or other securities of the Company. Other than as set forth in Section 3.3 of the Disclosure Schedule, there are no options, warrants, or other rights to subscribe for or purchase from the Company or any of the Principal Stockholders any shares of capital stock or other securities of the Company.

     3.4. QUALIFICATION. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or admitted and in good standing does not and is not reasonably likely to have a material adverse effect on the business, financial condition, or results of operations of the Company (a "Material Adverse Effect").
 -------- ------- ------

     3.5. SUBSIDIARIES. Except as described in Section 3.5 of the Disclosure Schedule, the Company does not own any equity securities or other legal and/or beneficial interests in any corporations, partnerships, limited liability companies, business trusts, or joint ventures, or in any other unincorporated trade or business enterprises.

     3.6. FINANCIAL STATEMENTS. Included in Section 3.6 of the Disclosure Schedule are copies of the balance sheets of the Company as of December 31 in each of the years 1995 through 1997, inclusive (such balance sheet as of December 31, 1997, the "Audited Balance Sheet"), and the related statements of
                        ------- ------- -----
income, retained earnings, and cash flows of the Company for the fiscal years ended on such dates, certified by Arthur Andersen LLP, in the case of the 1995 and 1996 financial statements and Price Waterhouse, L.L.P., in the case of the 1997 financial statements. Each of such financial statements is true and complete in all material respects and has been prepared (a) from, and is consistent with, the Company's books and records (which themselves are true and complete and properly reflect all transactions of the Company), and (b) in accordance with generally accepted accounting principles applied on a basis consistent with prior periods; each of such balance sheets fairly presents the financial condition of the Company as of its respective date; and each of such statements of income, retained earnings, and cash flows fairly presents the results of operations, retained earnings, or cash flows, as the case may be, of the Company for the period covered thereby.

     3.7. ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 3.7 of the Disclosure Schedule, or as expressly contemplated hereby and by the Investment Agreement, since December 31, 1997, the Company has conducted its business only in the ordinary course, and without limiting the foregoing, there has not been:
(a) any change in the assets, liabilities, sales, income, or business of the Company, or in its relationships with suppliers, customers, or lessors, other than changes that were both in the ordinary course of business and have not had, either in any case or in the aggregate, a Material Adverse Effect; (b) except as specifically contemplated by Section 3.7 of the Disclosure Schedule, any acquisition or disposition by the Company of any asset or property (i) from or to any Affiliate of the Company or (ii) other than in the ordinary course of business, other than any acquisitions, on the one hand, or dispositions, on the other hand, of assets the fair market value and book value of which do not in the aggregate exceed $100,000, (c) any damage, destruction or loss, whether or not covered by insurance, to the property of the Company which, after giving effect to any insurance proceeds receivable in connection therewith, had or is reasonably likely to have a Material Adverse Effect; (d) any declaration, setting aside or payment of any dividend or any other distributions in respect of any shares of capital stock of the Company, other than the declaration and payment by the Company of a dividend (the "Note Dividend") payable to the
                                           ---- --------
holders of its Common Stock immediately prior to the Effective Date, in an original principal amount not to exceed $23,000,000 and payable (other than an amount not to exceed $150,000) in notes (collectively, the "Dividend Notes"),
                                                            -------- -----
and there has been no such declaration, setting aside or payment since June 30, 1997, other than the declaration by the Company of dividends payable in cash as required pursuant to Section 3.03(a) of the Existing Shareholders Agreement (the "Tax Dividends"); (e) any issuance of any shares of the capital stock of the
 --- ---------
Company or any direct or indirect redemption, purchase, or other acquisition by the Company of any such capital stock; (f) any increase in the compensation, pension, or other benefits payable or to become payable by the Company to any of its officers or employees, or any bonus payments or arrangements made to or with any of them other than (i) increases occurring in the ordinary course of business consistent with past practices or required by law and described in
Section 3.7 of the Disclosure Schedule, (ii) bonuses payable pursuant to the Company's bonus plan in the ordinary course of business consistent with past practices and described in Section 3.7 of the Disclosure Schedule, and, to the extent required by Section 3.25 hereof, in Section 3.25 of the Disclosure Schedule, and (iii) the accelerated vesting of the SARs in connection with the transactions contemplated hereby; (g) any forgiveness or cancellation of any material debt or claim by the Company or any waiver of which the Company has knowledge of any right of material value, other than compromises of accounts receivable in the ordinary course of business; (h) except as specifically contemplated hereby, any entry by the Company into any transaction with any Affiliate other than in the ordinary course of business; (i) any incurrence by the Company of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business with Persons other than any Affiliate of the Company; (j) any incurrence or imposition of any material Lien other than a Permitted Lien on any of the assets, tangible or intangible, of the Company; (k) any discharge or satisfaction by the Company of any material Lien or payment by the Company of any obligation or liability (fixed or contingent) other than (i) current liabilities included in the Audited Balance Sheet, and (ii) current liabilities to Persons other than any Affiliate of the Company incurred since the date of the Audited Balance Sheet in the ordinary course of business; (l) any material change in the credit practices of the Company; (m) any employment contract or collective bargaining agreement, whether written or oral, entered into by the Company or any material modification of the terms of any existing such contract or agreement; or (n) a commitment, whether oral or written, by or on behalf of the Company to do any of the matters described in clauses (a) through (m) of this Section 3.7.

     3.8. TITLE TO PROPERTY, REAL PROPERTY LEASES, ETC.

     (a)  Personal Property.  Except as set forth in Section 3.8 of the
          -----------------
Disclosure Schedule, (i) the Company has good and marketable title to, or a valid leasehold interest in, the personal property and assets it uses regularly in the conduct of its business (including, without limitation, those reflected on the Company's Audited Balance Sheet, except to the extent such properties and assets have been disposed of since the date of such balance sheet in the ordinary course of business), and none of such properties or assets owned by the Company is subject to any Liens other than Permitted Liens, and (ii) all of the properties, plant and equipment which are material to the Company's business are, in all material respects, in satisfactory condition (subject, in the case of tangible property, to normal wear, tear and maintenance) and as such are, in the aggregate, adequate to conduct the business of the Company as presently conducted. Section 3.8 of the Disclosure Schedule sets forth a complete list of all capital assets owned by the Company having a net book value in excess of $100,000.

     (b)  Real Property.  Section 3.8 of the Disclosure Schedule sets forth a
          -------------
legal description of each parcel of real property owned by the Company (including all improvements thereon, the "Owned Real Property") and all real
                                          ----- ---- --------
property leased by the Company (including all leased improvements thereon, the "Leased Real
 ------ ----

Property" and collectively with the Owned Real Property, the "Real Property").
--------                                                      ---- --------
The Real Property constitutes all of the real property owned, leased, occupied or otherwise utilized in connection with the business of the Company (including, without limitation, the Real Property reflected on the Company's Audited Balance Sheet, except to the extent such Real Property has been disposed of since the date of such balance sheet in the ordinary course of business). Except as set forth in Section 3.8 of the Disclosure Schedule, (i) the Company has title to or a valid leasehold interest in the Real Property, and none of the Real Property is subject to any Liens other than Permitted Liens, (ii) other than the Company, there are no parties in possession or parties having any current or future right to occupy any of the Owned Real Property, (iii) the Company is in quiet possession of the Leased Real Property, and (iv) the Real Property is adequate to conduct the business of the Company as presently conducted. Except as set forth in Section 3.8 of the Disclosure Schedule, the Company does not have knowledge of (x) any proposed condemnation, requisition or other taking of any of the Real Property by any public authority or (y) any public improvements which may result in special assessments against or otherwise affecting any of the Real Property.

     (c)  Leases.  Section 3.8 of the Disclosure Schedule lists all lease and
          ------
other agreements affecting the rights or obligations of the Company with respect to the Leased Real Property and any personal property and assets leased by the Company, including without limitation, any master lease agreements, equipment schedules, non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or renewal of any of the leases, and any amendments and modifications thereof (the "Leases"). Except as
                                                           ------
set forth in Section 3.8 of the Disclosure Schedule all of the material Leases are valid and enforceable and in full force and effect, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or thereafter in effect relating to or limiting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other Person before which any proceeding therefor may be brought, or (iii) the enforcement thereof may be contrary to public policy. Except as set forth in Section 3.8 of the Disclosure Schedule, the Company is not, and to the knowledge of the Company, no other party is, in default in any material respect, or in material breach, of its obligations under any of the Leases, and the Company has neither delivered nor received any notice of default under any such Lease, and, to the Company's knowledge, no event has occurred which, with the giving of notice, the passage of time or that, would constitute a default under any such Lease. Complete and correct copies of all of the Leases have been delivered by the Company to Holding or its counsel.

     3.9. INDEBTEDNESS. The Company does not have any Indebtedness outstanding except (a) the Dividend Notes (to the extent issued on or prior to the date upon which such representation is made or deemed made), and (b) as set forth in Section 3.9 of the Disclosure Schedule. The Company is not in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto and no such Indebtedness or any agreement, instrument, or other obligation relating thereto purports to limit the issuance of any securities by the Company or the operation of its businesses. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished to Holding or its counsel.

     3.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent (a) reflected or reserved against in the Audited Balance Sheet, (b) incurred with Persons other than Affiliates of the Company in the ordinary course of business after the date of the Audited Balance Sheet, (c) incurred under contracts, leases and instruments either (i) set forth in the Disclosure Schedule or (ii) entered into in the ordinary course of the Company's business and otherwise not required to be disclosed in any section of the Disclosure Schedule (but not, in any such case, liabilities for breaches thereof), (d) of the Dividend Notes, or
(e) not included under clauses (a) - (d) above and aggregating not more than $50,000, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, in respect of obligations of others).

     3.11.  TAXES.

     (A) BASIS, ETC. Set forth in Section 3.11(a) of the Disclosure Schedule are the net operating loss, net capital loss, credit, minimum tax, charitable contribution, and other Tax carryforwards (by type of carryforward and expiration date, if any) of the Company.

     (B) ELECTIONS. All material elections with respect to Taxes (including without limitation any elections under Sections 108(b)(5), 338(g), 565, 936(a), or 936(e) of the Code, or Treasury Regulation Sections 1.1502-20(g) or 1.1502-32(f)(2) (as in effect before January 1, 1995)) affecting the Company and/or made by the Company, and in effect as of the date hereof, are described in
Section 3.11(b) of the Disclosure Schedule.

     (C) FILING OF TAX RETURNS AND PAYMENT OF TAXES. The Company has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by the Company have been paid, and the Company shall not be liable for any additional Taxes in respect of any taxable period ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of the Company at that date. The Company has delivered to Holding correct and complete copies of all Tax Returns filed by or with respect to it with respect to taxable periods ended on or after December 31, 1994, and all relevant documents and information with respect thereto, including without limitation work papers, records, examination reports, statements of deficiencies assessed against or agreed to by the Company.

     (D) AUDIT HISTORY. With respect to each taxable period of the Company ended on or before December 31, 1991, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority.

     (E) DEFICIENCIES. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted, assessed, or threatened in writing by any taxing authority against the Company.

     (F) LIENS. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company.

     (G) EXTENSIONS OF STATUTES OF LIMITATIONS ON ASSESSMENT OR COLLECTION OF TAXES. The Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority.

     (H) EXTENSIONS OF THE TIME FOR FILING TAX RETURNS. The Company has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

     (I) PENDING PROCEEDINGS. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the Company's knowledge, threatened, against or with respect to (i) the Company, or
(ii) any Affiliated Group with respect to a taxable period during which the Company was a member of such Affiliated Group.

     (J) NO CLAIM OF FAILURE TO FILE TAX RETURNS. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Tax or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

     (K) MEMBERSHIP IN AFFILIATED GROUPS, ETC. The Company has not been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary Tax Return.

     (L)    (INTENTIONALLY OMITTED)

     (M) ADJUSTMENTS UNDER SECTION 481. The Company will not be required, as a result of a change in method of accounting for any period ending on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any Tax law) in taxable income for any period ending on or after the Closing Date.

     (N) TAX SHARING, ALLOCATION, OR INDEMNITY AGREEMENTS. The Company is neither a party to nor bound by any Tax sharing or allocation agreement, nor does the Company have any current or potential contractual obligation to indemnify any other Person with respect to Taxes.

     (O) WITHHOLDING TAXES. The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

     (P) FOREIGN PERMANENT ESTABLISHMENTS AND BRANCHES. The Company does not have a "permanent establishment" in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, or otherwise operates or conducts business through any branch in any foreign country.

     (Q) U.S. REAL PROPERTY HOLDING CORPORATION. The Company has not been a United States real property holding corporation within the meaning of Code
Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     (R) SAFE HARBOR LEASE PROPERTY. None of the property owned or used by the Company is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981.

     (S) TAX-EXEMPT USE PROPERTY. None of the property owned by the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (T) SECURITY FOR TAX-EXEMPT OBLIGATIONS. Except with respect to the Jacksonville IRBs, as defined in Section 6.7(b), none of the assets of the Company directly or indirectly secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code, and the Company is not directly or indirectly an obligor or a guarantor with respect to any such indebtedness.

     (U) SECTION 341(F) CONSENT. The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations.

     (V) PARACHUTE PAYMENTS. The Company has neither made any payments, nor is obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sections 162(m) or 280G.

     (W) VALID S CORP. ELECTION. The Company is, and at all times since December 31, 1987 has been, qualified as a corporation for which a valid election to be taxed under the provisions of Subchapter S, Chapter 1, Subtitle A of the Code has been filed and is in effect under such Subchapter S. The Company has, and has had, a corresponding election in effect under the laws of the State of Illinois for each taxable period during the period since December 31, 1987.

     3.12. LITIGATION. Except as set forth in Section 3.12 of the Disclosure Schedule, no litigation, arbitration, action, suit, proceeding, or investigation (whether conducted by any judicial or regulatory body, arbitrator, or other Person) is pending or to the knowledge of the Company, threatened against the Company (nor is there any basis therefor known to the Company) which, seeks damages in excess of $50,000 in any individual instance of $100,000 in the aggregate, or which seek any form of equitable or injunctive relief, including without limitation, seeking to prohibit, restrict or delay the consummation of the transactions contemplated hereby. Except as set forth in Section 3.12 of the Disclosure Schedule, neither the Company nor its properties and assets are subject to any judicial or administrative order, judgment or decree.

     3.13.  SAFETY AND ENVIRONMENTAL MATTERS.

            (a) Except as set forth in Sections 3.13 and 3.28 of the Disclosure Schedule:

     (i) the Company and all real property owned, leased, operated or controlled by the Company currently or within the last five years is now, and at all times within the last five years has been, in material compliance with all Environmental and Safety Laws;

     (ii) the Company has obtained all material permits, licenses, and authorizations required pursuant to all applicable Environmental and Safety Laws with respect to its properties and operations;

     (iii) the Company has not received any notice from any third party asserting that it is or may be liable under any Environmental and Safety Laws, including without limitation in connection with any release or threatened release of any hazardous or regulated substances or wastes;

     (iv) Neither the Company nor, to the knowledge of the Company, any of its predecessors or any other Person for which the Company may be obligated, has disposed of or released any hazardous or regulated substance in a manner that reasonably could be expected to result in any Person incurring liability pursuant to Environmental and Safety Laws;

     (v) there is no contamination from any hazardous or regulated substance, or any other environmental defect, at, on, upon, or under the real property currently owned, leased, operated, or controlled by the Company, or to the Company's knowledge, any real property formerly owned, leased, operated, or controlled by the Company, any of its predecessors or any other Person for which the Company may be obligated, that reasonably could be expected to result in any Person incurring any cleanup costs (including, without limitation, any cost of investigation, abatement, removal, remediation, or corrective action);

     (vi) to the knowledge of the Company, there currently exist no conditions, circumstances, or events that reasonably could be expected to result in the Company, either now or with the passage of time, incurring any material expenditure to comply with any Environmental and Safety Law or any permit issued pursuant thereto; and

     (vii) no environmental studies, reports, assessments, sampling results, or audits with respect to real property owned, leased, operated or controlled by the Company have been conducted during the period of its tenure at or operation or control of such property or, to the Company's knowledge, during any other time.

     (b) For purposes of this Agreement, "Environmental and Safety Laws" means all federal, state, local, and foreign statutes, regulations, ordinances, and similar provisions having the force or effect of law, and all judicial and administrative orders, judgments, decrees, and similar determinations, concerning public health and safety, pollution, occupational health and safety, and/or protection of the environment, including without limitation the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and the Occupational Safety and Health Act of 1970, as amended.

     3.14. LABOR RELATIONS. The Company is and has been in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not and has not been engaged in, or, to the Company's knowledge, alleged to have been engaged in, any unfair labor practice or any unlawful discrimination in employment practices. There is no labor strike, dispute, concerted work slow-down, or concerted work stoppage pending or, to the Company's knowledge, threatened against or involving the Company. No one has petitioned within the last five years or is now petitioning for union representation of any of the employees of the Company. None of the employees of the Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by or on behalf of the Company or any of its employees. The Company has not experienced any concerted work stoppage or other material labor difficulty during the last five years. The Company has not implemented any plant closing or mass layoff of employees that could implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law or regulation.

     3.15. CONTRACTS. Section 3.15 of the Disclosure Schedule sets forth a complete and accurate list of all contracts to which the Company is a party or by or to which it or any of its assets or properties is bound or subject and which, with respect to any single contract or group of related contracts, call for or potentially could call for payments to or from the Company in excess of $50,000, or which grant exclusive dealing arrangements or which, in any manner, restrict the Company's operations or business except (i) contracts (and related correspondence and other documents) for the sale or purchase of goods and/or services by the Company, entered into prior to the date hereof with customers or suppliers in the ordinary course of business, (ii) contracts with Persons other than any Affiliate of the Company, entered into in the ordinary course of business after the date hereof and before the Closing, which will be identified to Holding or its counsel before the Closing in a disclosure supplement pursuant to Section 5.15 hereof, and (iii) contracts terminable by the Company upon 60 days' notice or less and without the payment of any termination fee or penalty. As used in this Agreement, the word "contract" includes every agreement or understanding of any kind, written or oral, that is legally enforceable by or against or otherwise binding on the Company, and specifically includes: (a) contracts and other agreements with any current or former officer, director, employee, consultant, or stockholder, or any partnership, corporation, joint venture, or any other entity in which any such Person has an interest; (b) contracts and other agreements with any labor union or association representing any employee; (c) contracts and other agreements for the provision of services by or to the Company; (d) bonds or other security agreements provided by any party in connection with the business of the Company; (e) contracts and other agreements for the purchase or other acquisition or the sale or other disposition of any of the assets or properties of the Company, in each case other than in the ordinary course of business, or for the grant to any person of any preferential rights to purchase any of such assets or properties; (f) joint venture agreements relating to the assets, properties, or business of the Company or by or to which the Company or any of its assets or properties are bound or subject; (g) contracts and other agreements under which the Company agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) contracts or other agreements with regard to Indebtedness; or (i) any other contract or other agreement, whether or not made in the ordinary course of business. All of the contracts listed in Section 3.15 of the Disclosure Schedule are in full force and effect, and the Company is not in default in any material respect under, or material breach of, any of them, nor to the knowledge of the Company is any other party to any such contract in default in any material respect thereunder or in material breach thereof; nor does any event or condition exist that after notice or lapse of time or both could constitute a default in any material respect thereunder or a material breach thereof on the part of the Company, or to the knowledge of the Company, any other party thereto. Except as set forth in Section 3.15 of the Disclosure Schedule, no approval or consent of any Person that has not already been obtained is needed in order that the contracts listed in Section 3.15 of the Disclosure Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such contract includes any provision, the effect of which may be to terminate such contract or enlarge or accelerate any obligations of the Company thereunder or to give additional rights to any other party thereunder upon consummation of the transactions contemplated by this Agreement. The Company has delivered to Holding or its counsel true, correct, and complete copies of all contracts listed in Section 3.15 of the Disclosure Schedule, together with copies of all modifications and supplements thereto.

     3.16.  EMPLOYEE BENEFIT PLANS.

     (a) Except as set forth in Section 3.16 of the Disclosure Schedule, neither the Company nor any of its Affiliates now maintains or contributes to, or has in the current or preceding six calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company or any of its Affiliates. Each of the arrangements set forth in Section 3.16 of the Disclosure Schedule is hereinafter referred to as an "Employee Benefit
                                                          -------- -------
Plan", except that any such arrangement which is a multi-employer plan shall be
----
treated as an Employee Benefit Plan only for purposes of Sections 3.16(d)(iv) and (vi) and 3.16(g) below.

     (b) The Company has delivered to Holding or its counsel true, correct, and complete copies of each Employee Benefit Plan, and with respect to each such Plan (i) any associated trust, custodial, insurance, or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three preceding calendar years, and (iii) the most recently received Internal Revenue Service ("IRS") determination letters and any governmental advisory opinions or rulings.
  ---

     (c) Each Employee Benefit Plan is and has heretofore been maintained and operated in all material respects in compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of
                                   -----
1986, as amended (the "Code") and applicable to such Plan.  Each Employee
                       ----
Benefit Plan that is intended to qualify under Section 401(a) of the Code has been determined by the IRS to be so qualified, and to the knowledge of the Company nothing has occurred since the date of the last such determination that has resulted or is likely to result in the revocation of such determination.

     (d) (i) There is no pending, or to the knowledge of the Company, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or, to the knowledge of the Company, any fiduciary or service provider thereof, and, to the knowledge of the Company, there is no basis for any such legal action, proceeding, or investigation concerning any Employee Benefit Plan or any such fiduciary or service provider.

     (ii) No liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred by the Company or any of
                            ----
     its Affiliates (other than insurance premiums satisfied in due course). No Employee Benefit Plan (other than any multi-employer plan) is a plan subject to Title IV of ERISA.

     (iii) No Employee Benefit Plan (other than any multi-employer plan) nor any party in interest with respect thereto, nor, to the knowledge of the Company, any Employee Benefit Plan that is a multi-employer plan or any party in interest with respect thereto, has engaged in a prohibited transaction that could subject the Company directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

     (iv) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA).

     (v) Except as set forth in Section 3.16 of the Disclosure Schedule, no benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after Closing).

     (vi) The Company has not contracted or otherwise agreed to maintain or contribute to any Employee Benefit Plan for any definite future period of time, and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable law.

     (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that the Company is required, under the terms of each such Plan, to have paid as contributions to that Plan, either as of the end of the most recently ended plan year of that Plan or on all such amounts required to be paid through the Closing. No Employee Benefit Plan is subject to Section 302 of ERISA or
Section 412 of the Code).

     (f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of the Company or result in the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant, or employee.

     (g)    No Employee Benefit Plan is a multi-employer plan.

     (h) For purposes of this Section 3.16, "multi-employer plan," "party in interest," "current value," "accrued benefit," "reportable event," and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity that under Section 414 of the Code is treated as a single employer with the Company.

     3.17.  POTENTIAL CONFLICTS OF INTEREST.

     (a) No officer, director, or stockholder of the Company (i) owns, directly or indirectly, any interest (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any Person that is a competitor, lessor, lessee, customer, or supplier of the Company; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company is using or the use of which is necessary for the business of the Company; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans, and similar matters and agreements.

     (b) To the knowledge of the Company, no officer, director, employee, or consultant of the Company is presently obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his or her agreements and obligations to use his or her best efforts to promote the interests of the Company, (ii) conflicts or may conflict with the business or operations of the Company as presently conducted or as proposed to be conducted in the short term, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company.

     3.18.  INTELLECTUAL PROPERTIES.

     (a) Section 3.18 of the Disclosure Schedule lists all patents, patent applications, trademarks, trade names, service marks, logos, copyrights, technology, know-how, trade secrets, processes, formulas, techniques, and licenses (other than for off-the-shelf software programs that have not been customized for the Company's use) used in or necessary to the business of the Company as now being conducted (collectively, the "Intellectual Properties").
                                                   ------------ ----------
The Company owns or is licensed or otherwise has the full and unrestricted exclusive right to use throughout the world, without the payment of royalties or other further consideration except as indicated in Section 3.18 of the Disclosure Schedule, all of the Intellectual Properties. No intellectual property rights, privileges, licenses, contracts or other agreements, instruments or evidences of interest, other than (i) the Intellectual Properties, and (ii) off-the-shelf software programs that have not been customized for the Company's use, are necessary to or used in the conduct of the business of the Company as now being conducted. All of the patents, trademarks and copyrights owned by the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries as identified in
Section 3.18 of the Disclosure Schedule, and have been properly maintained and renewed, consistent with commercially reasonable business practices, in accordance with all applicable provisions of law and administrative regulations in the United States and each such country.

     (b) In any instance where the Company's rights to Intellectual Properties arise under a license or similar agreement (other than for off-the-shelf software programs that have not been customized for its use), this is indicated in Section 3.18 of the Disclosure Schedule, and to the knowledge of the Company, such rights are licensed exclusively to the Company, except as indicated in Section 3.18 of the Disclosure Schedule. To the knowledge of the Company, no other Person has an interest in or right or license to use any of the Intellectual Properties. To the Company's knowledge, none of the Intellectual Properties is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Intellectual Properties (other than any Intellectual Properties licensed by the Company as licensee), or to the Company's knowledge, relating to any Intellectual Properties licensed by the Company as a licensee, is pending, or to the Company's knowledge, threatened, nor, to the knowledge of the Company, is there any basis for any such litigation or proceeding. The Company maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of the Intellectual Properties as constitute trade secrets or other confidential information.

     (c) (i) Neither the Company nor, to the knowledge of the Company, any employees of or consultants to the Company, has infringed or made unlawful use of, or is infringing or making unlawful use of, any proprietary or confidential information of any Person, including without limitation any former employer of any past or present employee or consultant of the Company; and (ii) the activities of the employees of or consultants to the Company in connection with their employment do not violate any agreements or arrangements that any such employees or consultants have with any former employer or any other Person. Except as described in Section 3.18 of the Disclosure Schedule, no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) charging the Company with infringement or unlawful use of any license, patent, trademark, service mark, trade name, logo, copyright, trade secret or other proprietary right is pending, or, to the knowledge of the Company, threatened; nor, to the knowledge of the Company, is there any basis for any such litigation or proceeding.

     3.19. ACCOUNTS RECEIVABLE. All accounts and notes receivable reflected on the Audited Balance Sheet, and all accounts and notes receivable arising subsequent to the date of such Audited Balance Sheet, have arisen in the ordinary course of business, represent valid obligations to the Company, and have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms, net of (i) the reserve for uncollected accounts set forth in the accounting records of the Company, as the case may be, and (ii) the proceeds of credit insurance with respect thereto payable to the Company.

     3.20. INSURANCE. Section 3.20 of the Disclosure Schedule lists the policies of theft, fire, liability, workmen's compensation, life, property and casualty, and other insurance owned or held by the Company. Such policies of insurance are maintained with financially sound and reputable insurance companies, funds, or underwriters, and are of the kinds, cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice. All such policies are in full force and effect; are sufficient for compliance by the Company with all requirements of law and of all agreements to which the

Company is a party; are valid, outstanding, and (subject to the qualifications set forth in Sections 3.2(i) and (ii)) enforceable policies and provide that they will remain in full force and effect through the respective dates set forth in Section 3.20 of the Disclosure Schedule; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has delivered to Holding or its representatives complete and correct copies of all such policies together with all riders and amendments thereto.

     3.21. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Section 3.21 of the Disclosure Schedule sets forth a complete and accurate list of all bank, brokerage, and other accounts, and all safe-deposit boxes, of the Company and the Persons with signing or other authority to act with respect thereto. Except as so listed, the Company does not have any account or safe deposit box in any bank, and no Person has any power, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage, or other account of the Company, or to act under any agency or power of attorney granted by the Company at any time for any purpose. Section 3.21 of the Disclosure Schedule also sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Company.

     3.22. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except for (i) the approval of the stockholders of the Company as required by the Illinois Business Corporation Act, (ii) the filing of the Articles of Merger, and (iii) the filing of the notifications required on the part of Holding (or its "ultimate parent entity") and the Company under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and any further information
                                         --- ---
required in connection therewith (as referred to in Section 12.1 below), no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other Person, on the part of the Company or, to the knowledge of the Company, any of the Participating Stockholders is required in connection with the execution, delivery, and performance of this Agreement by any of them or the consummation by any of them of the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the Other Agreements executed and delivered or to be executed and delivered by the Company as contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, will not violate (a) any provision of the Articles of Incorporation or by-laws of the Company, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to the Company or any of the Participating Stockholders, or (iii) any judgment, decree, order, statute, rule or regulation, or except as set forth in
Section 3.15 of the Disclosure Schedule any agreement, instrument, or other obligation to which the Company or any of the

Participating Stockholders is a party or by or to which any of them or any of their respective assets is bound or subject.

     3.23. INVENTORY. The inventory and supplies of the Company are adequate for their present needs, and are, in all material respects, in usable or saleable condition in the ordinary course of business, subject only to such reserves for obsolescence, if any, as are reflected in the Company's accounting records.

     3.24. SUPPLIERS AND CUSTOMERS. Section 3.24 of the Disclosure Schedule lists the five largest suppliers and ten largest customers of the Company during the twelve months ended on the date of the Audited Balance Sheet. The relationships of the Company with its suppliers and customers are good commercial working relationships, and no supplier or customer of material importance to the Company has canceled or otherwise terminated, or threatened in writing to cancel or terminate, its relationship with the Company, or has during the last 12 months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to the Company, or its usage or purchase of the services or products of the Company, except for normal cyclical changes related to customers' businesses. To the Company's knowledge, no such supplier or customer intends to cancel or otherwise substantially modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company, or its usage or purchase of the Company's services or products, and the consummation of the transactions contemplated hereby will not, to the knowledge of the Company, adversely affect the relationship of the Company with any such supplier or customer.

     3.25. EMPLOYMENT OF OFFICERS, EMPLOYEES. Section 3.25 of the Disclosure Schedule lists the name and total annual compensation payable by the Company for the calendar year ended December 31, 1997 to each exempt non-hourly employee (a) whose base salary for the calendar year ended December 31, 1997 was $200,000 or more, or (b) who received bonuses for the calendar year ended December 31, 1997 of $50,000 or more.

     3.26. MINUTE BOOKS. The copies of the minute books of the Company made available to Holding or its counsel for inspection accurately record therein all material actions taken by the Board of Directors and stockholders of the Company.

     3.27. BROKERS. Except for Allen & Company Incorporated, no finder, broker, agent, or other intermediary has acted for or on behalf of the Company or any of the Principal Stockholders in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.28. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Except with respect to the matters that are the subject of the specific representations and warranties set forth in Section 3.13 hereof ("Safety and Environmental Matters"), the Company has complied with, and is in compliance with, (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, (b) all unwaived terms and provisions of all contracts, agreements and indentures to which the Company is a party, or by which the Company or any of its properties is subject, and (c) its charter and by-laws, respectively, each as amended to date; in the case of the preceding clauses (a) and (b), excepting only any such noncompliances that, both individually and in the aggregate, have not resulted and will not result in a Material Adverse Effect. The Company has not been charged with, or, to the knowledge of the Company, been under investigation with respect to, any violation of any provision of any federal, state, or local law or administrative regulation. The Company has and maintains, and Section 3.28 of the Disclosure Schedule sets forth a complete and correct list of, all such licenses, permits and other authorizations of governmental authorities as are necessary for the conduct of their respective businesses or in connection with the ownership or use of its properties, all of which are in full force and effect, and true and complete copies of all of which have previously been delivered to Holding or its counsel. The Company does not have knowledge of any fact which would make it reasonably likely that the Company would be unable to obtain the renewal of any such license, permit or other authorization.

     3.29. ASSETS AND PROPERTIES COMPLETE. The assets and properties of the Company are and as of the Closing Date shall be in all material respects adequate and sufficient to conduct the business of the Company as currently conducted.

     3.30. DISCLOSURE. No representation or warranty of the Company or any of the Principal Stockholders in this Agreement (including the Exhibits and Schedules hereto), or any of the Other Agreements to be executed and delivered by any of them as contemplated hereby contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading. There is no fact that the Company or the Principal Stockholders have not disclosed to Holding in writing that has or is reasonably likely to have a Material Adverse Effect, or materially adversely affects the ability of the Company or any of the Principal Stockholders to perform their respective obligations under this Agreement or to consummate any of the transactions contemplated hereby.

     4. REPRESENTATIONS AND WARRANTIES OF HOLDING AND ACQUISITION. Holding, Klearfold and Acquisition jointly and severally represent and warrant to the Company, both as of the date hereof and as of the Closing Date, as follows:

     4.1. ORGANIZATION AND STANDING. Holding is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, and Acquisition is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Illinois. Each of Holding and Acquisition has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.

     4.2. AUTHORIZATION AND ENFORCEABILITY. Each of Holding, Klearfold and Acquisition has all requisite corporate power and full legal right and authority (including in each case due approval of its Board of Directors) to enter into this Agreement and all of the Other Agreements to which it is or is to be a party as contemplated hereby, to perform all of its agreements and obligations hereunder and thereunder, each in accordance with its respective terms, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and such Other Agreements to which Holding, Klearfold and/or Acquisition is or is to be a party has been, or upon execution and delivery as contemplated hereby, will be, duly executed and delivered by Holding, Klearfold and/or Acquisition, as the case may be, and constitutes or will constitute the legal, valid, and binding obligation of each of them party hereto and/or thereto, enforceable against each of them party hereto and/or thereto in accordance with its respective terms, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

     4.3. NON-CONTRAVENTION. The execution, delivery, and performance by each of Holding, Klearfold and Acquisition of this Agreement and the Other Agreements to be executed and delivered by them at the Closing as contemplated hereby will not result in any violation of or be in conflict with its charter or by-laws, or any agreement, instrument, judgment, decree, order, statute, rule, or regulation applicable to it, or be in conflict with or constitute a default or material breach under any of the foregoing.

     4.4. GOVERNMENT AND OTHER THIRD-PARTY CONSENTS, ETC. Except for (i) the filing of the notification required on the part of Holding or its "ultimate parent entity" under the HSR Act, and any further information required in connection therewith (as referred to in Section 12.1 below), and (ii) the filing of the Articles of Merger, no consent, approval, or authorization of or registration, designation, declaration or filing with any governmental authority, federal or other, or any other Person, on the part of Holding, Klearfold or Acquisition is required in connection with the execution, delivery, and performance by them of this Agreement or the consummation by them of the transactions contemplated hereby.

     4.5. BROKERS. Neither Holding nor Acquisition has retained, utilized, or been represented by any broker or finder in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.6 CONDUCT OF ACQUISITION. Acquisition has not incurred any liabilities, conducted any business, or entered into any contracts or commitments, except such as are in furtherance of or incidental to the transactions contemplated by this Agreement and the Other Agreements.

     5. CONDUCT OF THE COMPANY'S BUSINESS PENDING CLOSING. The Company and, with respect to Sections 5.13 and 5.14 only, the Principal Stockholders severally and not jointly covenant and agree that, from and after the date of this Agreement and until the Closing, except as otherwise specifically contemplated by this Agreement (including without limitation the attached Disclosure Schedule) or otherwise specifically consented to or approved by Holding in writing:

     5.1.   STOCKHOLDER APPROVAL.  As promptly as practicable, the Company shall
(i) call, give notice, convene, and hold a special meeting, or solicit (in accordance with Section 7.10 of the Illinois Business Corporation Act) written consents, of its Stockholders for the purposes of approving this Agreement and the Merger, (ii) recommend such approvals to its Stockholders and solicit proxies or consents therefor, and (iii) use its best efforts to obtain such approvals of its Stockholders. The Principal Stockholders shall vote, cause to be voted or execute a written consent with respect to all shares directly or indirectly owned by them in favor of such approvals, and shall use their best efforts to cause the other Stockholders to vote or execute a written consent in favor of such approvals.

     5.2. FULL ACCESS. The Company shall afford to Holding and its authorized representatives full access during normal business hours to all properties, books, records, contracts, and documents of the Company and a full opportunity to make such investigations as they shall desire to make of the Company, and the Company shall furnish or cause to be furnished to Holding all such information with respect to the affairs and businesses of the Company as Holding or its counsel may reasonably request. No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party thereto or any condition to the obligations of the parties hereto.

     5.3. CARRY ON IN REGULAR COURSE. The Company shall maintain its owned and leased properties in good operating condition and repair, shall make all necessary renewals, additions, and replacements thereto which would otherwise be made in the ordinary course of business in accordance with the Company's past practices, shall carry on its businesses diligently and substantially in the same manner as heretofore, and shall not make or institute any new, unusual, or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation (including, without limitation, the extension of the time for payment of the Company's payables or rebates) or take or permit to occur or exist any action or circumstance referred to in Section 3.7 hereof, other than (a) the repayment of Indebtedness of the Company either (i) in the ordinary course of business from cash generated by operations or (ii) pursuant to Section 6.6 hereof, and (b) the incurrence of Indebtedness through the guarantees of the Indebtedness contemplated to be incurred pursuant to Sections 6.7 and 7.5 hereof.

     5.4. NO DIVIDENDS, ISSUANCES, REPURCHASES, ETC. The Company shall not declare, set aside, or pay any dividends (whether in cash, shares of stock, other property, or otherwise) on, or make any other distribution in respect of, any shares of its capital stock, or issue, purchase, redeem, or otherwise acquire for value any shares of its capital stock, other than the declaration and payment of the Note Dividend and the Tax Dividend.

     5.5. NO GENERAL INCREASES. The Company shall not grant any general or uniform increase in the rates of pay of its employees or grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment, or increase the compensation payable or to become payable to its officers, directors, key employees or agents, or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, directors, key employees or agents, other than
(i) increases occurring in the ordinary course of business consistent with the Company's past practices or required by law and (ii) the accelerated vesting of the SARs in connection with the transactions contemplated hereby.

     5.6. CONTRACTS AND COMMITMENTS. The Company shall not enter into any contract or commitment or engage in any transaction with any Affiliate other than in the usual and ordinary course of business and consistent with its normal business practices.

     5.7. PURCHASE AND SALE OF CAPITAL ASSETS. The Company shall not purchase, lease as lessee, license as licensee, or otherwise acquire any interest in, or sell, lease as lessor, license as licensee, or otherwise dispose of any interest in, any capital asset(s) (a) other than in the ordinary course of business, or
(b) having a market value in excess of $10,000 in any instance, or in excess of $50,000 in the aggregate.

     5.8. INSURANCE. The Company shall maintain with financially sound and reputable insurance companies, funds or underwriters adequate insurance (including without limitation the insurance referred to on Section 3.20 of the Disclosure

Schedule) of the kinds, covering such risks, in such amounts, and with such deductibles and exclusions, as are consistent with prudent business practice.

     5.9. PRESERVATION OF ORGANIZATION. The Company shall use its best efforts to preserve its business organization intact, to keep available for the benefit of the Surviving Corporation its present key officers and employees, and to preserve for the benefit of the Surviving Corporation the Company's present business relationships with its suppliers and customers and others having business relationships with the Company.

     5.10. NO DEFAULT. The Company shall use commercially reasonable efforts to avoid a default in any material respect under, or a material breach of, any of its contracts, commitments or obligations.

     5.11. COMPLIANCE WITH LAWS. The Company shall comply in all material respects with all applicable laws, regulations, and orders.

     5.12. ADVICE OF CHANGE. The Company shall promptly advise Holding in writing of any change resulting in, or reasonably likely to result in, a Material Adverse Effect.

     5.13. CONSENTS OF THIRD PARTIES. The Company shall use its commercially reasonable efforts to secure, as soon as possible but in any event on or before the Closing Date, the consent, in form and substance satisfactory to Holding and its counsel, to the consummation of the transactions contemplated by this Agreement by each Person whose consent or approval thereof may be necessary to permit such consummation, including without limitation each party to any contract, commitment or obligation of the Company under which such transactions would constitute a default in any material respect or a material breach, would accelerate obligations of the Company, or would permit cancellation of any such contract by a Person other than the Company.

     5.14. NO SHOPPING. Neither the Company nor any of the Principal Stockholders shall negotiate for, solicit, discuss, negotiate, or enter into any agreement or understanding, whether or not binding, with respect to the issuance, sale, or transfer of any of the capital stock or substantial part of the assets of the Company (other than sales of inventory in the ordinary course of business) or any merger or other business combination of the Company to or with any Person other than Holding or a Subsidiary of Holding.

     5.15. DISCLOSURE SUPPLEMENTS. From time to time before the Closing, and in any event immediately before the Closing, the Company shall promptly advise Holding in writing of any matter hereafter arising or becoming known to any of them that, if existing, occurring, or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule, or that is necessary to correct any information in such Disclosure Schedule that is or has become inaccurate. No such disclosure shall be taken into account in determining whether the conditions to Holding's or Acquisition's obligations to consummate the transactions contemplated by this Agreement have been satisfied, but such disclosures shall be taken into account in determining whether, and if the transactions contemplated hereby are consummated, the Participating Stockholders, and, if the transactions contemplated hereby are not consummated, the Company, are liable to indemnify Holding and/or Acquisition pursuant to
Section 8.1 hereof.

     6. CONDITIONS TO OBLIGATIONS OF HOLDING AND ACQUISITION. The obligations of each of Holding and Acquisition, respectively, to consummate the transactions contemplated hereby are subject to the satisfaction (to the extent not specifically waived in writing by Holding), on or before the Closing Date, of each of the conditions precedent set forth below. The Company shall use its commercially reasonable efforts to cause the satisfaction on or before the Closing Date of all of such conditions that impose obligations, or require actions on the part of, the Company or any Holding Indemnitees, and the Principal Stockholders shall use their respective commercially reasonable efforts to ensure their respective compliance with the last sentence of Section
5.1 above.

     6.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company and/or the Principal Stockholders in or pursuant to this Agreement or in any statement, certificate, or other document delivered to Holding or Acquisition pursuant hereto or in connection with the transactions contemplated hereby shall have been correct when made and shall be correct, in all material respects, at and as of the Closing.

     6.2. COMPLIANCE WITH AGREEMENT. The Company and each of the Principal Stockholders shall have performed and complied with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them, or which any of them are to cause to be executed and delivered, pursuant to Section 1.4 hereof.

     6.3. NO LITIGATION. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no litigation, arbitration, action, suit, or proceeding shall be pending or threatened before any court, arbitrator, administrative body, or other Person in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     6.4. NO MATERIAL CHANGE. There shall not have been, and there shall not be threatened, any material damage to or loss or destruction of any properties or assets owned or leased by the Company (whether or not covered by insurance) or any material adverse change in the condition (financial or otherwise), operations, business, prospects or assets of the Company, or imposition of any law, rule or regulation which is reasonably likely to have a Material Adverse Effect.

     6.5. CLOSING CERTIFICATE. The Company shall have executed and delivered to Holding, at and as of the Closing, a certificate, in form and substance satisfactory to Holding and its counsel, certifying that the conditions referred to in Sections 6.1 through 6.4 hereof have been satisfied.

     6.6. OUTSTANDING COMPANY INDEBTEDNESS. The Company's aggregate Indebtedness for borrowed money, excluding any Indebtedness with respect to (a) the Jacksonville IRBs (as defined in Section 6.7(b) below) and (b) the Dividend Notes, outstanding immediately prior to the Closing shall not exceed $24,000,000.

     6.7  FINANCING.

     (a) A Rule 144A private placement of senior subordinated notes on terms satisfactory to Holding and the Holding Stockholders which generates gross proceeds to Holding or a Subsidiary of Holding of not less than $93,500,000 shall have been consummated.

     (b) There shall be in effect commitments providing to Acquisition and Holding at least $40,000,000 of senior debt financing from Bank of America N.T. & S.A. on the terms set forth in the letter of intent from such lender dated January 12, 1998, and the term-sheet attached thereto dated January 5, 1998, or from another lender or other lenders on substantially similar terms and conditions, or on such other terms and conditions as may be satisfactory to Holding in its sole discretion, and in any case providing for the issuance of a replacement letter of credit in favor of, and in form and substance satisfactory to, Bank One of Springfield, Illinois, in its capacity as Trustee under a Trust Indenture dated as of January 1, 1995, with respect to $7,460,000 in original principal amount of City of Jacksonville, Illinois, Multi-Mode Industrial Project Revenue Bonds, Series 1995 (AGI Incorporated Project) (the "Jacksonville
                                                                    ------------
IRBs").
----

     6.8. APPROVAL OF COMPANY STOCKHOLDERS; DISSENTING SHARES.

     (a) The Company shall have duly obtained the favorable vote or consent of the holders of a number of shares of Company Common Stock sufficient to approve this Agreement and the Merger under the Illinois Business Corporation Act and under the Existing Shareholders' Agreement.

     (b) None of the holders of issued and outstanding shares of Company Common Stock shall have both (i) given due notice, pursuant to Section 11.70 of the Illinois Business Corporation Act, of their intention to demand that they be paid the fair value of their shares if the Merger is effectuated, and (ii) refrained from voting in favor of the Merger, unless each such holder shall have executed and delivered to the Company a release in form and substance reasonably acceptable to Holding and its counsel and the President and Secretary of the Company shall have delivered to Holding a certificate to the foregoing effect dated as of the Closing Date.

     6.9.  (INTENTIONALLY OMITTED)

     6.10. REPAYMENT OF LOANS TO AFFILIATES. Each of the Participating Stockholders, their Related Parties and all other Affiliates of the Company shall have repaid in full all amounts owing by them to the Company.

     6.11. OPINIONS OF COUNSEL. Sonnenschein Nath & Rosenthal, counsel to the Company and the Principal Stockholders, respectively, shall have delivered to Holding and Acquisition written legal opinions addressed to them and to the lenders, underwriters and/or other sources involved in providing financing for the transactions contemplated hereby and dated on and as of the Closing Date, which opinions shall be acceptable in form and substance to Holding and such lenders, underwriters and/or other sources of financing and their respective counsel.

     6.12. HSR ACT. The waiting period with respect to the HSR Act notifications filed by Holding and the Company (or their respective "ultimate parent entities"), respectively, pursuant to Section 12.1 hereof shall have expired or been duly terminated without receipt from the Federal Trade Commission or the Department of Justice of any objection or unwithdrawn notice of possible objection to the Merger or the other transactions contemplated hereby.

     6.13. ESCROW AGREEMENT. The Company, the Escrow Agent and the Escrowed Stockholder Representative shall have executed and delivered to Holding the Escrow Agreement, in form and substance acceptable to Holding and its counsel, and the Escrow Agreement shall be in full force and effect.

     6.14. INVESTMENT AGREEMENT. Each of the Continuing AGI Stockholders and the Other Investors (each as defined in the Investment Agreement) shall have executed and delivered to Holding the Investment Agreement, in form and substance acceptable to Holding and its counsel, all conditions to the effectiveness of the Investment Agreement other than the Merger shall have been completed, and the Investment Agreement and the transactions contemplated thereby shall close simultaneously with the Merger.

     6.15. PAYABLES STATUS. Holding shall be reasonably satisfied that there shall have been no extension of the average time for payment by the Company of its payables and rebates from the average time for such payment applicable in the three-month period ending December 31, 1997.

     6.16. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to Holding and/or Acquisition pursuant to this Agreement, or otherwise in connection with the Closing, shall be reasonably satisfactory to Holding and Acquisition and their counsel.

     7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS. The obligations of each of the Company and the Principal Stockholders, respectively, to consummate the transactions contemplated hereby are subject to the satisfaction of each of the conditions precedent set forth below on or before the Closing Date (to the extent not specifically waived in writing by the Company and the Principal Stockholders). Holding and Acquisition shall use their respective commercially reasonable efforts to cause the satisfaction on or before the Closing Date of all of such conditions that impose obligations, or require actions on the part of, any of them.

     7.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Holding and/or Acquisition in or pursuant to this Agreement or in any statement, certificate, or other document delivered to the Company or the Principal Stockholders pursuant hereto or in connection with the transactions contemplated hereby shall have been correct when made and shall be correct, in all material respects, at and as of the Closing.

     7.2. COMPLIANCE WITH AGREEMENT. Holding and Acquisition shall have performed and complied with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them pursuant to Section 1.4 hereof.

     7.3. NO LITIGATION. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no litigation, arbitration, action, suit, or proceeding shall be pending or threatened before any court, arbitrator, administrative body, or other Person in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.4. CLOSING CERTIFICATE. Holding and Acquisition shall have executed and delivered to the Company and the Stockholders, at and as of the Closing, certificates, in form and substance satisfactory to the Company and the Principal

Stockholders and their counsel, certifying that the conditions referred to in Sections 7.1 through 7.3 hereof have been satisfied.

     7.5. FINANCING.

     (a) A Rule 144A private placement of senior subordinated notes which generates gross proceeds to Holding or a Subsidiary of Holding of not less than $93,500,000 shall have been consummated.

     (b) There shall be in effect commitments providing to Acquisition and Holding at least $40,000,000 of senior debt financing from Bank of America N.T. & S.A. on the terms set forth in the letter of intent from such lender dated January 12, 1998, and the term-sheet attached thereto dated January 5, 1998, or from another lender or other lenders on substantially similar terms and conditions, or on such other terms and conditions as may be satisfactory to Holding in its sole discretion, and in any case providing for the issuance of a replacement letter of credit in favor of, and in form and substance satisfactory to, Bank One of Springfield, Illinois, as Trustee for the Jacksonville IRBs.

     7.6. APPROVAL OF COMPANY STOCKHOLDERS; DISSENTING SHARES.

     (a) The Company shall have duly obtained the favorable vote or consent of the holders of a number of shares of Company Common Stock sufficient to approve this Agreement and the Merger under the Illinois Business Corporation Act.

     (b) None of the holders of issued and outstanding shares of Company Common Stock shall have both (i) given due notice, pursuant to Section 11.70 of the Illinois Business Corporation Act, of their intention to demand that they be paid the fair value of their shares if the Merger is effectuated, and (ii) refrained from voting in favor of the Merger, unless each such holder shall have executed and delivered to the Company a release in form and substance reasonably acceptable to the Company and its counsel.

     7.7. (INTENTIONALLY OMITTED).

     7.8. OPINION OF COUNSEL. Bingham Dana LLP, counsel to Holding and Acquisition, shall have delivered to the Company and the Principal Stockholders a written legal opinion addressed to them and dated on and as of the Closing Date, which opinion shall be acceptable in form and substance to the Company and the Principal Stockholders and their counsel.

     7.9. HSR ACT. The waiting period with respect to the HSR Act notifications filed by Holding and the Company (or their respective "ultimate parent entities"), respectively, pursuant to Section 12.1 hereof shall have expired or been duly terminated without receipt from the Federal Trade Commission or the Department of Justice of any objection or unwithdrawn notice of possible objection to the Merger or the other transactions contemplated hereby.

     7.10. ESCROW AGREEMENT. Holding and the Escrow Agent shall have executed and delivered to the Escrowed Stockholder Representative the Escrow Agreement, in form and substance acceptable to the Company and its counsel, and the Escrow Agreement shall be in full force and effect.

     7.11. INVESTMENT AGREEMENT. Holding and each of the Holding Stockholders shall have executed and delivered to the Principal Stockholders the Investment Agreement, in form and substance acceptable to the Company and the Principal Stockholders and their counsel, all conditions to the effectiveness of the Investment Agreement other than the Merger shall have been completed, and the Investment Agreement and the transactions contemplated thereby shall close simultaneously with the Merger.

     7.12. GENERAL RELEASE AND AGREEMENT IN CONTEMPLATION OF MERGER. Each of the Participating Stockholders shall have executed and delivered to the Company a General Release and Agreement in Contemplation of Merger in substantially the form attached hereto as Exhibit 7.12.
                        ------- ----

     7.13 PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Company and the Principal Stockholders pursuant to this Agreement, or otherwise in connection with the Closing, shall be reasonably satisfactory to the Company and the Principal Stockholders and their counsel.

     8.   INDEMNIFICATION.

     8.1. INDEMNIFICATION OF HOLDING AND AFFILIATES.

     (a) Subject to the limitations set forth in Section 8.5 hereof, if the transactions contemplated hereby are not consummated, the Company shall indemnify, defend and hold harmless each of the Holding Indemnitees from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any AGI Indemnified Claims. Notwithstanding the foregoing, in no event shall the aggregate damages payable pursuant to this
Section 8.1(a) by the Company exceed $3,500,000 or, if less, the aggregate amount of all costs, expenses and disbursements of the Holding Indemnitees incurred in connection with the transactions contemplated hereby and by the Investment Agreement.

     (b) Subject to the limitations set forth in Section 8.5 hereof, if the transactions contemplated hereby are consummated, each of the AGI Indemnitors shall jointly and severally, but subject to the limitations set forth below in this paragraph (b) and in Section 8.5, indemnify, defend and hold harmless each of the Holding Indemnitees from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any AGI Indemnified Claims. Notwithstanding the foregoing, the aggregate liability of any AGI Indemnitor with respect to any AGI Indemnified Claim shall not exceed:

          (i) except for any Principal Stockholder with respect to AGI Indemnified Claims resulting from a Principal-Stockholder-Specific Breach by such Principal Stockholder, such AGI Indemnitor's Pro Rata Share of the aggregate amount of Damages from such Claim; or

          (ii) except for Principal Stockholders with respect to Unlimited Claims, (x) such AGI Indemnitor's Pro Rata Share of the Maximum AGI Indemnity Amount, minus (y) the amount of Damages with respect to all AGI Prior Claims
        -----
which have been paid by or on behalf of such AGI Indemnitor;

provided that the aggregate liability of any Principal Stockholder with respect to Damages (whether arising from Unlimited Claims or relating to Principal-Stockholder-Specific Breaches or otherwise) shall be limited to such Principal Stockholder's Total After-Tax Consideration. Each of the parties hereto acknowledges and agrees that except for the Principal Stockholders' liabilities with respect to Unlimited Claims (including, for the avoidance of doubt, Unlimited Claims arising from Principal-Stockholder-Specific Breaches), no AGI Indemnitor shall be liable for more than an aggregate of his Pro Rata Share of the Maximum AGI Indemnity Amount with respect to any and all AGI Indemnified Claims and claims under Section 8 of the Investment Agreement.

     8.2. INDEMNIFICATION OF THE COMPANY AND ITS STOCKHOLDERS. Subject to the limitations set forth in Section 8.5 hereof and in Section 8 of the Investment Agreement, regardless of whether the transactions contemplated hereby are consummated, the Holding Indemnitors jointly and severally shall indemnify, defend, and hold harmless each of the AGI Indemnitees, from and against any and all Damages related to or arising, directly or indirectly, out of any Holding-Indemnified Claim, without duplication of any indemnification provided for under the Investment Agreement. Notwithstanding the foregoing, the aggregate liability of the Holding Indemnitors with respect to all Holding Indemnified Claims other than Holding Unlimited Claims shall not exceed $2,305,882, minus
                                                                        -----
the amount of all Damages with respect to all Holding Prior Claims which have been paid by or on behalf of the Holding Indemnitors; provided, however, that the aggregate liability of any Holding Indemnitor which is also an Investor (as defined pursuant to the Investment Agreement) pursuant hereto and pursuant to
Section 8 of the

Investment Agreement (including with respect to Holding Unlimited Claims) may not exceed the Share Value of all shares of common stock of Holding owned by such Investor immediately after consummation of the transactions contemplated by the Investment Agreement.

     8.3. CLAIMS.  In the event that any party hereto (the "Indemnified Party")
                                                            ----------- -----
desires to make a claim against another party hereto (the "Indemnifying Party,"
                                                           ------------ -----
which term shall include all indemnifying parties if more than one) in connection with any third-party litigation, arbitration, action, suit, proceeding, claim, or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a "Third-Party Claim"), the
                                                ----------- -----
Indemnified Party shall notify the Indemnifying Party of such Third-Party Claim and of its claims of indemnification with respect thereto, provided, that failure to give such notice shall not relieve the Indemnifying Party of its indemnification obligations under this Section 8 except to the extent, if at all, that the Indemnifying Party shall have been actually prejudiced thereby. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim, and if and only if each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third-Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise, and settle such Third-Party Claim, provided, that the Indemnifying Party shall not agree to any settlement of such Third-Party Claim that does not include an unconditional release of all liability of each Indemnified Party with respect to such Third-Party Claim, or which imposes on any Indemnified Party the burden of any injunctive or equitable relief, without in either case the prior written consent of such Indemnified Party (such consent not to be unreasonably withheld or delayed):

          (i) the Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnified Party in full with respect to such Third-Party Claim; and

          (ii) the Indemnified Party does not give the Indemnifying Party written notice that the Indemnified Party's counsel has determined, in its reasonable opinion, that an irreconcilable conflict of interest make separate representation by the Indemnified Party's counsel advisable.

     The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third-Party Claim, the defense of which has been assumed by an Indemnifying Party pursuant hereto, but such Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation. The Indemnified Party shall make no settlement or compromise in connection with any Third-Party Claim (whether or not the defense thereof has been assumed by the Indemnifying Party) that would impose upon any Indemnifying Party the burden of any injunctive or equitable relief, or would give rise to liability hereunder or otherwise on the part of any Indemnifying Party, without the prior written consent of such Indemnifying Party (such consent not to be unreasonably withheld or delayed).

     8.4. PAYMENT OF CLAIMS.

     (a) In the event of any claims for indemnification under this Section 8, the claimant shall advise the party or parties who are required to provide indemnification therefor in writing of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty days the other party has not contested such claim in writing, such other party shall (subject to the provisions of Section 8.4(b) below) pay the full amount thereof within ten days after the expiration of such thirty-day period. Any amount payable by an Indemnifying Party in respect of indemnification pursuant to this Agreement may be set off and deducted by the Indemnified Party from and against any amounts that may otherwise be or become payable by such Indemnified Party to such Indemnifying Party, including without limitation amounts payable pursuant to any of the Other Agreements. No recourse shall be sought against the Escrow Amount for any AGI Indemnified Claim unless, substantially simultaneously with seeking recourse thereagainst, the applicable Indemnified Party uses commercially reasonable efforts to seek recourse with respect to such AGI Indemnified Claim against the Non-Escrowed Stockholders liable with respect thereto. Amounts owed by any Escrowed Stockholder as an Indemnifying Party hereunder shall be paid solely from the Escrow Amount pursuant to, and subject to the limitations set forth in, the Escrow Agreement. The unpaid balance of any claim for Damages under this Section 8 shall bear interest at the rate announced from time to time by BankBoston, N.A., as its "Base Rate" plus two
                                                                    ----
percent, from the date notice of such claim is given by the Indemnified Party to the Indemnifying Party.

     (b) In the event an Indemnified Party is either a Holding Indemnitee or an Investor under the Investment Agreement, and the Indemnifying Party is also an Investor under, and acquires shares of Holding pursuant to, the Investment Agreement, the Indemnifying Party shall have the option, upon final determination of the dollar amount of a claim for indemnification payable to such Indemnified Party in accordance with this Section 8, by written notice to such Indemnified Party delivered within ten (10) business days after the date of such determination, to elect to satisfy such claim, or any part thereof, by transferring without further consideration to such Indemnified Party, free and clear of all Liens, that number of shares of New Common Stock (as defined in the Investment Agreement), rounded to the second decimal place, which is equal to:

          (i) if the Indemnified Party is (A) a party other than an Investor pursuant to the Investment Agreement or (B) an Investor pursuant to the

Investment Agreement seeking indemnification other than on account of, or related to, Damages suffered by Holding or any of its Subsidiaries, (x) the final determined dollar amount of such claim (or such portion thereof as the applicable Indemnifying Party is electing to satisfy pursuant to this Section 8.4(b)) divided by (y) the Share Value; and

          (ii) if the Indemnified Party is an Investor pursuant to the Investment Agreement and is seeking indemnification on account of Damages suffered by Holding or any of its Subsidiaries, (x) such Investor's pro rata directly- or indirectly-allocable portion of the dollar amount of the Damages suffered by Holding or such Subsidiary (or such portion thereof as the applicable Indemnifying Party is electing to satisfy pursuant to this Section 8.4(b)), calculated on the same basis as is set forth in Section 8.5(a) of the Investment Agreement, divided by (y) the Adjusted Share Value (as defined below).

For the purposes hereof, the term "Adjusted Share Value" shall mean the Share
                                   -------- ----- -----
Value, reduced to reflect the per share reduction in the value of New Common Stock solely as a result of the Damages on account of which indemnification is being sought, and as appropriately adjusted from time to time to reflect stock splits, combinations, recapitalizations or the like; provided, however, that (1)
                                                     --------  -------
with respect to AGI Indemnified Claims, other than Unlimited Claims, the aggregate amount of the adjustment shall not exceed $3,500,000, and (2) with respect to Holding Indemnified Claims, other than Holding Unlimited Claims, the aggregate amount of the adjustment shall not exceed $2,305,882.

     8.5. LIMITATIONS OF LIABILITY.

     (a) No Indemnifying Party shall be required to indemnify an Indemnified Party hereunder except to the extent that (i) the aggregate amount of Damages (including Damages from Unlimited Claims) for which the Holding Indemnitees, on the one hand, pursuant to Section 8.1 hereof and Section 8.2 of the Investment Agreement, are otherwise entitled to indemnification, or would have been so entitled but for the limitations on the liabilities of the AGI Indemnitors set forth in Section 8.1(b) hereof, exceeds an aggregate of $150,000, or (ii) the aggregate amount of Damages (including Damages from Unlimited Holding Claims, as defined in the Investment Agreement) for which the AGI Indemnitees, on the other hand, pursuant to Section 8.2 hereof and Section 8.1 of the Investment Agreement, are otherwise entitled to indemnification exceeds an aggregate of $100,000, whereupon such Indemnified Parties shall be entitled to indemnification in the amount by which the aggregate amount of all such Damages exceeds the applicable amounts referred to in clauses (i) or (ii) above, subject to the limitations on maximum amount of recovery set forth in Sections 8.1 and
8.2 hereof, respectively.

     (b)  No Indemnifying Party shall be liable for any Damages pursuant to this
Section 8 unless a written claim for indemnification in accordance with Section
8.4 is given by the Indemnified Party to the Indemnifying Party with respect thereto, subject to the following proviso, within (i) in the case of any Damages related to or arising, directly or indirectly from any breach of the representations and warranties in Section 3.13 hereof ("Safety and Environmental Matters"), two years, and (ii) otherwise one year after the Closing; provided, that these time limitations shall not apply to any Unlimited Claims, for which indemnification shall have no time limitation except as otherwise imposed by law.

     (c) The amount of any Damages otherwise payable to any Indemnified Party in respect of any breach of the representations and warranties set forth in Sections 3 and/or 4 of this Agreement shall be reduced to the extent that such Indemnified Party actually realizes, by reason of such Damages, any tax benefit that is not offset by any corresponding adjustment of the tax attributes of such Indemnified Party or any of his or its assets (e.g., any tax deduction available to such Indemnified Party in respect of such Damages shall not be deemed to result in a tax benefit to such Indemnified Party to the extent that such tax deduction results in a decrease in such Indemnified Party's basis in any securities or other assets). In the event that any such tax benefit is actually realized by an Indemnified Party subsequent to the receipt by such Indemnified Party of an indemnification payment hereunder in respect of the Damages to which such tax benefit relates, appropriate refunds shall be made regarding the amount of such indemnification payment.

     (e) No Indemnifying Party shall be liable pursuant to this Section 8 for lost profits or special or consequential Damages, even if notified in advance of the possibility thereof.

     (f) Each of the parties hereto agrees that its sole recourse for any breach or default hereunder (other than any such breach or default under or with respect to Section 9.1 or 9.2 hereof) or under the Investment Agreement, or for any other matter as to which indemnification is provided to it in this Section 8 or in Section 8 of the Investment Agreement, shall be the indemnification provisions set forth herein and therein, and, to the extent applicable, the Escrow Agreement and the Escrow Amount held thereunder.

     9.   OTHER COVENANTS.

     9.1. CONFIDENTIAL INFORMATION.

     (A) BEFORE THE CLOSING. Any and all non-publicly available information disclosed by or on behalf of the Company or the Principal Stockholders or their representatives to Holding or Acquisition or their representatives, or by or on behalf of Holding or Acquisition or their representatives to the Company or the

Principal Stockholders or their representatives, as part of or in connection with the negotiations leading to the execution of this Agreement, or in furtherance thereof, which information was not already known to the receiving Person, as the case may be, shall remain confidential until the Closing Date, except to the extent that Holding or Acquisition in its reasonable judgment must disclose any such information to banks and other institutional lenders in the process of obtaining financing for the transactions contemplated hereby. If the Closing does not take place for any reason, each of the parties agrees not to further divulge or disclose or use for their benefit or purposes any such information of any other party at any time in the future unless it has otherwise become public through no action or omission on the part of any party required hereunder to keep such information confidential. The information intended to be protected hereby shall include without limitation information with respect to finances, customers, sales, representatives, and anything else having an economic or pecuniary benefit to the disclosing party.

     Notwithstanding the foregoing, if any party is required by law or regulation to disclose any information covered by this Section 9.1(a), the party under such disclosure obligation will provide the party who disclosed such information with prompt notice of such disclosure obligation so that the disclosing party may seek a protective order or take other appropriate action and/or waive compliance with this Section 9.1(a) to the extent of such required disclosure. In the absence of such a waiver, if any party is, in the opinion of its counsel, compelled to disclose any such information of any other party upon pain of liability for contempt or other censure or penalty, the party under such disclosure obligation may disclose such information to the relevant court or other tribunal or governmental authority without liability hereunder, but notwithstanding such disclosure, such information shall remain confidential under this Section 9.1(a) after such disclosure.

     (B) AFTER THE CLOSING. If the transactions contemplated hereby are consummated, each of the Principal Stockholders shall maintain the confidentiality of all confidential, sensitive, or proprietary information of the Surviving Corporation and/or any of its Subsidiaries, including without limitation with respect to their respective businesses, finances, affairs, and technology, which shall be and remain the exclusive property of the Surviving Corporation and/or such Subsidiary, as the case may be, and unless previously authorized in writing by Holding, and except with respect to information that has otherwise become public through no action or omission on the part of any of the Principal Stockholders, shall not disclose any such information to any third party, or use it for any purpose other than in the discharge of such Principal Stockholder's respective employment responsibilities in the ordinary course of the Surviving Corporation's business.

     Notwithstanding the foregoing, if any of the Principal Stockholders is required by law or regulation to disclose any confidential, sensitive, or proprietary information of the Surviving Corporation and/or any of its Subsidiaries, such

Principal Stockholder will provide each of the Surviving Corporation and Holding with prompt notice of such disclosure obligation so that the Surviving Corporation and/or Holding may seek a protective order or take other appropriate action and/or waive compliance with this Section 9.1(b) to the extent of such required disclosure. In the absence of such a waiver, if any of the Principal Stockholders is, in the opinion of his counsel, compelled to disclose any such information upon pain of liability for contempt or other censure or penalty, such Principal Stockholder may disclose such information to the relevant court or other tribunal or governmental authority without liability hereunder, but notwithstanding such disclosure, such information shall remain confidential under this Section 9.1(b) after such disclosure.

     9.2. NON-COMPETITION, ETC. In order to induce Holding and Acquisition to enter into this Agreement and to consummate the transactions contemplated hereby, the Principal Stockholders hereby covenant as follows, which covenants shall be in addition and without prejudice to any other noncompetition, nonsolicitation, and/or similar covenants to which any of the Principal Stockholders or any of their Affiliates may be subject from time to time, including without limitation those set forth in the agreements referred to in
Section 1.4(c) hereof:

     (A) NON-COMPETITION. Without limiting or restricting any Principal Stockholder's non-competition or non-solicitation obligations under any other agreement between such Principal Stockholder and Holding, the Company or any Affiliate of either, for the period of two years following the Effective Time, which period shall automatically be extended by a period of time equal to any period in which any of the Principal Stockholders and/or any of their Affiliates is in breach of any obligations under this Section 9.2 (including any such extension, the "Restricted Period"), each of the Principal Stockholders and
                ---------- ------
their respective Affiliates shall not engage, directly or indirectly (except as a stockholder, director, officer, and/or employee of Holding and/or the Surviving Corporation), as a proprietor, equityholder, investor (except as a passive investor holding not more than 3% of the outstanding capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative, or in any other capacity, in the manufacture, design, printing or production of specialty packaging products for use in the cosmetics, entertainment (including recorded music, video, software, multimedia and electronic gaming) or tobacco markets, or in any other business presently being conducted by the Company anywhere in the Restricted Area (each of the Principal Stockholders hereby acknowledging that the Company is currently doing business throughout the Restricted Area), provided that the provision of legal or accounting professional services by any natural person who is an Affiliate of a Principal Stockholder to any such business shall not by itself constitute a breach by such Principal Stockholder or the applicable Affiliate of this Section 9.2.

     (B) NON-SOLICITATION OF EMPLOYEES, ETC. During the Restricted Period, none of the Principal Stockholders nor any of their respective Affiliates shall directly or indirectly recruit, solicit, induce, or attempt to induce any of the employees or independent contractors of the Surviving Corporation or any of its Subsidiaries to terminate their employment or contractual relationship with the Surviving Corporation or such Subsidiary; and none of them shall assist any other Person to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 3% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any Person who does or attempts to do so.

     (C) NON-SOLICITATION OF CUSTOMERS, SUPPLIERS, ETC. During the Restricted Period, none of the Principal Stockholders nor any of their respective Affiliates shall directly or indirectly solicit, divert, take away, or attempt to divert or take away, from the Surviving Corporation or any of its Subsidiaries any of the business or patronage of any of their respective customers, clients, accounts, vendors, or suppliers, or induce or attempt to induce any such Person to reduce the amount of business it does with the Surviving Corporation or any of its Subsidiaries, and none of the Principal Stockholders nor any of their respective Affiliates shall assist any other Person to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 3% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any Person who does or attempts to do so.

     (D) NON-DISPARAGEMENT. None of the Principal Stockholders nor any of their respective Affiliates shall disparage, deprecate or make any negative comment with respect to the Company or the Surviving Corporation or their respective businesses, operations or properties.

     (E) EQUITABLE REMEDIES. Each of the Principal Stockholders hereby acknowledges that any breach by him or any of his Affiliates of their respective obligations under this Section 9.2 would cause substantial and irreparable damage to the other parties to this Agreement, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each of the other parties shall be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which such party may be entitled in respect of any such breach).

     (F) MODIFICATION. In the event that a court of competent jurisdiction determines that any of the provisions of this Section 9.2 would be unenforceable as written because they cover too extensive a geographic area, too broad a range of activities, or too long a period of time, or otherwise, then such provisions shall automatically be modified to cover the maximum geographic area, range of activities, and period of time as may be enforceable, and in addition, such court is hereby expressly authorized so to modify this Agreement and to enforce it as so modified. No invalidity or unenforceability of any section of this Agreement or any portion thereof shall affect the validity or enforceability of any other section or of the remainder of such section.

     9.3 CONDUCT OF ACQUISITION'S BUSINESS PENDING CLOSING. From and after the date of this Agreement and until the Effective Time, except as specifically contemplated by, in furtherance or, or incidental to the transactions contemplated by this Agreement, or as otherwise specifically consented to by the Company in writing, Acquisition shall not incur any liabilities, conduct any business, or enter into any contracts or commitments.

     9.4 PARTICIPATION IN POST-CLOSING AUDITS. If the Surviving Corporation receives notice from a taxing authority of its intention to audit any return of the Company for any period prior to the Effective Time, or any proposed adjustment by any taxing authority with respect to any such period, the Surviving Corporation shall inform the Stockholder Representatives in writing of the intended audit or proposed adjustment promptly after receipt of such notice. Upon notice from either Stockholder Representative, the Surviving Corporation shall permit the Stockholder Representatives, at their own expense, to control any such audit or contest any such proposed adjustment and shall cooperate in providing access to any books, records or other documents or information reasonably required by either Stockholder Representative with respect to such audit or proposed adjustment provided that (a) the Stockholder Representatives shall have confirmed in writing that the AGI Indemnitors shall indemnify the Surviving Corporation with respect to all liability arising from such audit or proposed adjustment, subject to the limitations set forth in Section 8 hereof and in the Investment Agreement, (b) the Surviving Corporation shall have the right, at its own expense, to participate in (but not control) any such audit or proposed adjustment, and (c) the Stockholder Representatives shall not settle or compromise any such audit or proposed adjustment without the prior written consent of the Surviving Corporation, if for any reason (including the limitations on indemnity set forth in Section 8 hereof or in the Investment Agreement, or collateral effects of the audit or proposed adjustment that would affect periods after the Effective Time) such settlement would adversely affect the Surviving Corporation after the Effective Time.

     9.5 TAX INDEMNITY. The Surviving Corporation shall indemnify, defend and hold harmless the Participating Stockholders from and against their respective liability with respect to Taxes resulting from any final determination (or settlement) of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) resulting in a net increase in income or gain or a net decrease in any loss or deduction with respect to the Company for any period prior to the Effective Time, and a corresponding net decrease in the liability for the Taxes payable by the

Surviving Corporation; provided, however, the amount of any such indemnification
                       --------  -------
payment shall be reduced by an amount equal to the federal or state tax benefit, including interest, arising due to deductions allowable for federal or state taxes paid by the applicable Participating Stockholder in respect of any taxable income shifted from a period prior to the Effective Date to a period after the Effective Date. Moreover, and notwithstanding the foregoing, the amount of any such indemnification payment required to be made by the Surviving Corporation shall not exceed the amount, if any, by which (i) the amount of the reduction in the liability for Taxes and interest thereon of the Surviving Corporation that results form the adjustment exceeds (ii) all reasonable costs incurred by the Surviving Corporation attributable to securing such reduction in liability for Taxes.

     9.6 INDEMNIFICATION OF AGI OFFICERS, DIRECTORS AND AGENTS. From and after the Effective Time, Holding shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each and every present and former officer, director, employee and agent of AGI (each a "Former Agent") against any and all Damages to
                                   ------ -----
such Former Agent arising at or prior to, or arising from conduct at or prior to, the Effective Time, to the same extent, and on terms no less favorable to such Former Agent, as would have been provided pursuant to any of AGI's By-laws or Certificate of Incorporation, the Existing Shareholders' Agreement, or any other contract between AGI and such Former Agent described in Section 9.6 of the Disclosure Schedule, in each case as any such document or agreement is in effect on the date hereof, provided that no such indemnification shall provide indemnity against any Claim against any such Former Agent pursuant to Section 8 hereunder or Section 8 of the Investment Agreement.

     10.  TERMINATION.

     (a) This Agreement may be terminated at any time by agreement of all of the parties hereto.

     (b) In the event that (i) the Federal Trade Commission or Department of Justice raises any objection to the Merger or the other transactions contemplated hereby, which objection is not withdrawn within 45 days after notice thereof is given, (ii) any temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other binding legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall at any time be in effect for a period of more than 20 consecutive days, or (iii) the Closing does not occur on or before March 31, 1998, either Holding or the Company may terminate this Agreement at any time after the close of business on the date such termination right arises hereunder by delivering written notice to the other, provided that such failure to close is not a result of a breach by the terminating party (including, in the case of any such termination by Holding, any such breach by Acquisition, or in the case of any such termination by the Company, any such breach by any of the Principal Stockholders) of any obligations hereunder.

     (c) Any termination of this Agreement shall not affect the rights or obligations of any party arising, or based on actions or omissions occurring, before such termination. The provisions of Sections 8 ("Indemnification"), 9.1 ("Confidential Information"), and 12 ("General") (other than Section 12.1 ("Cooperation")) hereof shall survive any termination of this Agreement.

     11.    DEFINITIONS.

     11.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following respective meanings:

     "Affiliate" means, with respect to a specified Person, (i) any Person that
      ---------
directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person and (ii) any Person that is an officer, director, trustee, member or general partner of, or serves in a similar capacity with respect to, the specified Person, or of which the specified Person is an officer, director, trustee, member or general partner, or with respect to which the specified Person serves in a similar capacity or (iii) any Person who is a spouse, parent, sibling or lineal descendant of such Person or any Person described in clauses (i) or (ii), provided that for purposes of Section 9.2 hereof, this clause (iii) of the definition of "Affiliate" shall only extend to include any Person who is a spouse or a dependent child of such Person or any Person described in clauses
(i) or (ii).  For purposes of this definition the term "control" when used with
                                                        -------
respect to a Person means (a) the beneficial ownership (as defined in Rule 13d-d promulgated under the Securities and Exchange Act of 1934, as amended) of 50 percent or more of the voting interests in such Person, or (b) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliated Group" has the meaning given to it in Section 1504 of the Code,
      ---------- -----
and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax law.

     "AGI Indemnified Claims" means, collectively, any claim for Damages
      --- ----------- ------
resulting from:

            (i) any breach by the Company or any of the Principal Stockholders of any representation, warranty, covenant, agreement, obligation, or undertaking made by the Company or any of the Principal Stockholder in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of the Company or any of the Principal Stockholder in connection with this Agreement or any of the transactions contemplated hereby;

          (ii) any actual or threatened litigation or other proceedings or claims by or on behalf of any stockholder of the Company related to or arising, directly or indirectly, out of or in connection with the transactions contemplated by this Agreement, including without limitation the Merger; and

          (iii) all claims for damages consisting of the difference (if any, but not less than zero) between (x) the aggregate amount of consideration paid or payable by the Surviving Corporation in respect of all Dissenting Shares, minus (y) the aggregate amount of cash consideration that the
             -----
     Surviving Corporation would have been required to pay in respect of such shares had the holders thereof not exercised their appraisal rights under
     Section 11.65 and 11.70 of the Illinois Business Corporation Act but instead had accepted the cash consideration that would have been payable in respect of such shares pursuant to Sections 1.2(d)(i) and 1.3 hereof.

     "AGI Indemnitees" means the Participating Stockholders, the SAR Holders,,
      --- -----------
and the holder of the Horowitz Option and if the transactions contemplated hereby are not consummated, also the Company and its directors, officers, employees, representatives and other Affiliates, and each individually an "AGI
                                                                           ---
Indemnitee".
----------

     "AGI Indemnitors" means, collectively, each of the Participating
      ---------------
Stockholders, the SAR Holders, and the holder of the Horowitz Option, and each individually, an "AGI Indemnitor".
                  --------------

     "AGI Prior Claims" means, as of the date on which any Claim is to be paid,
      --- ----- ------
(x) with respect to any AGI Indemnitor other than a Principal Stockholder, the aggregate amount of Damages with respect to AGI Indemnified Claims (whether or not Unlimited Claims or relating to Principal-Stockholder-Specific Breaches) for which such AGI Indemnitor was liable pursuant hereto, and (y) with respect to any Principal Stockholder, the aggregate amount of Damages with respect to (1) AGI Indemnified Claims other than Unlimited Claims and (2) claims against such Principal Stockholder pursuant to Section 8 of the Investment Agreement, (in either case) for which such AGI Indemnitor was liable.

     "Company Common Stock" means the Company's common stock, $1.00 par value
      ------- ------ -----
per share, prior to the Effective Time.

     "Damages" means, with respect to any Person, all claims, liabilities,
      -------
obligations, losses, damages, costs and expenses, including without limitation the fees and disbursements of counsel, of or to such Person.

     "Holding-Indemnified Claims" means, collectively, any claim for Damages
      ------------------- ------
resulting from any failure or breach by Holding and/or Acquisition of any representation, warranty, covenant, agreement, obligation, or undertaking made by them or any of them in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of them or any of them in connection with this Agreement or any of the transactions contemplated hereby.

     "Holding Indemnitees" means, collectively, each of the Holding and
      ------- -----------
Acquisition, and each of their respective stockholders (without duplication), directors, officers, employees, representatives and other Affiliates, together with, if the Merger is consummated, the Surviving Corporation, and each of its directors, officers, employees, representatives and other Affiliates, and each individually a "Holding Indemnitee".
                ------- ----------

     "Holding Indemnitors" means, collectively, (a) each of Holding and its
      ------- -----------
Subsidiaries, jointly and severally, if the transactions contemplated hereby are not consummated, and (b) subject to the limitations set forth in Section 8.1(b) of the Investment Agreement, Heritage and the Herrin Stockholders, if the transactions contemplated hereby are consummated.

     "Holding Prior Claims" means, as of any date, the aggregate amount of
      ------- ----- ------
Damages with respect to Holding Indemnified Claims and claims pursuant to
Section 8 of the Investment Agreement, other than Holding Unlimited Claims.

     "Holding Unlimited Claims" shall mean, collectively, "Unlimited Holding
      ------- --------- ------
Claims" pursuant to and as defined in the Investment Agreement, and Holding Indemnified Claims arising from any breach of the representations and warranties made pursuant to Section 4.5 hereof.

     "Horowitz Option" shall mean that certain stock option to purchase 25,000
      -------- ------
shares of Company Common Stock for an aggregate exercise price of $187,500 issued by the Company to David Horowitz.

     "Indebtedness", as applied to any Person, means (a) all indebtedness of
      ------------
such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of specific property), (d) all indebtedness of such Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or other Lien, (e) all obligations of such Person under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b),
(c), (d), (e), or (f) above that is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such Person has otherwise assured a creditor against loss.

     "knowledge", "known to", or similar terms, when used in this Agreement to
      ---------    --------
qualify any representation or warranty of the Company, mean that (at the time the applicable representation or warranty is made or deemed made or repeated) any of Richard Block, David Underwood, James Oppenheimer, Richard Oppenheimer, Dean Henkel or Gary Mankoff either has actual (and not imputed or constructive) knowledge of certain specific facts or circumstances affecting such representation or warranty, or is actually (and not imputedly or constructively) aware of facts or circumstances which should have led a reasonable person with similar business responsibilities to conduct a reasonably-detailed investigation into such facts or circumstances and the legal consequences thereof, and such an investigation would have resulted in the investigating party having actual (and not imputed or constructive) knowledge of specific facts or circumstances affecting such representation or warranty. Except as specifically described above, no knowledge of any other stockholder, director, officer or employee of the Company shall be imputed to the Company.

     "Lien" means any lien, claim, mortgage, security interest, charge,
      ----
encumbrance, or restriction on transfer of any kind.

     "Maximum AGI Indemnity Amount" means $3,500,000.
      ------- --- --------- ------

     "Other Agreement(s)" means, when used with reference to a particular
      ----- ------------
Person, all of the agreements, instruments, certificates, and other documents executed and delivered by such Person at the Closing or otherwise in connection with this Agreement and/or the transactions contemplated hereby, and when used without reference to any particular Person, means all such agreements, instruments, certificates, and other documents of all Persons.

     "Participating Stockholder" means each Stockholder other than a Dissenting
      ------------- -----------
Stockholder.

     "Permitted Liens" means, collectively, (a) Liens securing the payment of
      ---------------
taxes, either not yet due or the validity of which are being contested in good faith by appropriate proceedings, and as to which the applicable party shall, if appropriate under generally accepted accounting principles, have set aside on its books and records adequate reserves, provided that such contest does not have a Material Adverse Effect, (b) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, (c) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business for sums not yet delinquent, (d) Liens securing the Indebtedness contemplated pursuant to Sections 6.7(b) and 7.5(b) hereof, (e) zoning restrictions and non-material easements, licenses, covenants and other restrictions affecting the use of real property, and (f) Liens described in Section 3.8 of the Disclosure Schedule as "Permitted Liens".

     "Person" means any natural person, entity, or association, including
      ------
without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture or sole or joint proprietorship.

     "Principal-Stockholder-Specific Breach" means, with respect to any
      ------------------------------ ------
Principal Stockholder, a breach by such Principal Stockholder of any of (i) the representations and warranties made by him pursuant to Section 3.2 (Authorization and Enforceability), and subsections (b) and (c) of Section 3.3 (Capitalization) hereof to the extent such representations and warranties expressly relate to such Principal Stockholder solely in his individual capacity (i.e., not in his capacity as an officer, director, employee or agent of the Company), or (ii) obligations, covenants or agreements pursuant to the last sentence of Section 5.1 (Stockholder Approval) and Section 9.2 (Non-Competition, Etc.) hereof to be performed by him in his individual capacity (i.e., not those required to be performed by him in his capacity as an officer, director, employee or agent of the Company).

     "Pro Rata Share" means, with respect to any AGI Indemnitor, such AGI
      --- ---- -----
Indemnitor's share based on the proportion of the number of shares of Company Common Stock, SARs, or shares of Company Common Stock issuable upon exercise of the Horowitz Option, as the case may be, owned by such AGI Indemnitor immediately before the Effective Time to the aggregate number of issued and outstanding shares of Company Common Stock, SARs and/or shares of Company Common Stock issuable upon exercise of the Horowitz Option, immediately before the Effective Time.

     "Related Parties" shall mean with respect to any natural person, that
      ------- -------
person's spouse, parents, siblings and lineal descendants.

     "Restricted Area" means the United States, Canada and Mexico.
      ---------- ----

     "Share Value" means $340.00, being the value of each share of New Common
      -----------
Stock as of the Closing Date, as agreed among the parties hereto for the purposes of this Agreement, as such amount shall be appropriately adjusted from time to time to reflect stock splits, combinations, recapitalizations or the like.

     "Stockholder" means any stockholder of the Company prior to the Effective
      -----------
Time.

     "Stockholder Representatives" means Richard Block and the Escrowed
      ---------------------------
Stockholder Representative.

     "Subsidiary" or "Subsidiaries" means, with respect to any Person, any
      ----------      ------------
corporation a majority (by number of votes) of the outstanding shares of any class or classes of the capital stock of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes of capital stock (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of at least a majority of the directors (or persons performing similar functions) of the issuer thereof, regardless of whether the right so to vote has been suspended by the happening of such a contingency, or (b) are at the relevant time of reference entitled, as such holders, to vote for the election of at least a majority of the directors (or persons performing similar functions) of the issuer thereof, regardless of whether the right so to vote exists by reason of the happening of a contingency.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross
      ---      -----
receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

     "Tax Return" means any return, declaration, report, claim for refund,
      --- ------
information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

     "Total After-Tax Consideration" means, as to any AGI Indemnitor, the amount
      ----- --------- -------------
calculated as the sum of (a) such AGI Indemnitor's portion of the Aggregate Merger Consideration hereunder, plus (b) to the extent such AGI Indemnitor is
                                ----
also an Investor under the Investment Agreement, an amount equal to the product of the number of shares of New Common Stock acquired by such AGI Indemnitor under the Investment Agreement times the Share Value, plus (c) the aggregate
                               -----                  ----
amount of the Note Dividend made to such AGI Indemnitor, all calculated after deduction of all payments of Taxes required to be made by such AGI Indemnitor with respect to such amounts, provided that in the event that such AGI Indemnitor receives a Tax benefit during the then-applicable Tax year, or will receive such a benefit in the following Tax year, as a result of the matter to which such indemnification relates, then the amount of such AGI Indemnitor's Total After-Tax Consideration shall be increased to reflect such benefit.

     "Unlimited Claims" means all claims for Damages related to or arising
      --------- ------
directly or indirectly out of or in connection with any inaccuracy in or breach of any representation or warranty made by the Company or any of the Principal Stockholders in Sections 3.2 ("Authorization and Enforceability"), 3.3 ("Capitalization"), 3.11 ("Taxes"), 3.27 ("Brokers"), or (to the extent that it relates to any of the foregoing) 3.31 ("Disclosure") hereof, and all claims for damages arising from AGI Indemnified Claims arising under clause (iii) of the definition thereof.

     11.2. TERMS DEFINED ELSEWHERE. The following terms are defined herein in the sections identified below:

  TERM                          SECTION           TERM                          SECTION
  ----                          -------           ----                          -------
Acquisition                     Preamble          Herrin Family Trust           Preamble
Adjusted Share Value            8.4               Herrin Stockholders           Preamble
Aggregate Base Value            1.2(d)(iii)       Holdback Amount               1.3(d)
Aggregate Exercise Price        1.2(d)(vi)        Holding                       Preamble
Aggregate Merger Consideration  1.2(d)(i)         Holding Stockholders          1.4
Aggregate Option Holdback                         HSR Act                       3.22
 Amount                         1.3(d)            Indemnified Party             8.3
Aggregate Rightholder                             Indemnifying Party            8.3
 Consideration                  1.2(d)(iii)       Intellectual Properties       3.18(a)
Aggregate Share Consideration   1.2(d)(ii)        Investment Agreement          1.4
Agreement                       Preamble          IRS                           3.16(b)
Articles of Merger              1.1               Jacksonville IRBs             6.7
Audited Balance Sheet           3.6               Klearfold                     Preamble
Certificate                     2.1(a)            Leased Real Property          3.8(b)

Closing                         1.1               Leases                        3.8(b)
Closing Date                    1.1               Maranov Option                3.3(b)
Code                            3.16(c)           Material Adverse Effect       3.4
Company                         Preamble          Merger                        1.1
Continuing AGI Stockholder      1.4               Non-Escrowed Stockholders     1.3(b)
Contract                        3.15              Note Dividend                 3.7
Converted Shares                1.2(d)            Option Consideration          1.2(d)(vi)
Dissenting Shares               1.2(f)            Other Investor                1.4
Dissenting Stockholder          1.2(f)            Owned Real Property           3.8(b)
Dividend Notes                  3.7               PBGC                          3.16(d)(ii)
Effective Time                  1.1               Per Share Consideration       1.2(d)(iv)
Employee Benefit Plan           3.16(a)           Principal Stockholder         Preamble
Environmental and Safety Laws   3.13(b)           Process Agent                 12.14
ERISA                           3.16(c)           Real Property                 3.8(b)
Escrow Agent                    1.4(d)            Restricted Period             9.2(a)
Escrow Agreement                1.4(d)            Rightholder Equity Value      1.2(d)(iii)
Escrow Amount                   1.3(a)            SARs                          1.2(d)(i)
Escrowed Stockholders           1.3(a)            SAR Holders                   1.3(c)
Escrowed Stockholder                              Scott Family Trust            Preamble
  Representative                1.4(d)            Share Equity Value            1.2(d)(ii)
Existing Shareholders                             Share Escrow Amount           1.3(a)
  Agreement                     3.3(b)            Tax Dividends                 3.7
Fully Diluted Number of Shares  1.2(d)(iii)       Third Party Claim             8.3
Heritage                        Preamble          @@

     12.    GENERAL.

     12.1. COOPERATION. Each of the parties shall cooperate with the others and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including without limitation the notifications required on the part of Holding and the Principal Stockholders (or other appropriate "ultimate parent entities" with respect to each of them) under the HSR Act, and the furnishing of such further information with respect thereto as the Federal Trade Commission or Department of Justice may request in connection therewith. Each of Holding, on the one hand, and the Principal Stockholders, on the other hand, shall be responsible for one-half of the filing fees payable in connection with such notifications. Each party shall have the right to review and approve in advance all descriptions of or with respect to it that appear in any filing with any governmental body made in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, the parties shall act reasonably and as promptly as practicable.

     12.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto contained in this Agreement or any of the Other Agreements or otherwise made in writing in connection with the transactions contemplated hereby shall be deemed material, and, notwithstanding any investigation by Holding or Acquisition, shall be deemed to have been relied on by them, and, subject to the provisions of Section 8.5(c) hereof, shall survive the Closing and the consummation of the transactions contemplated hereby.

     12.3.  EXPENSES.

     (a) If the transactions contemplated hereby are not consummated before the termination of this Agreement by reason of the non-satisfaction of either of the conditions precedent set forth in Sections 6.8 or 6.13, then the Company shall be responsible for and shall reimburse Holding, the Holding Stockholders and Acquisition for the aggregate amount of their actual out-of-pocket costs and expenses incurred after August 21, 1997 in connection with the transactions contemplated hereby, including without limitation fees incurred in connection with their efforts to obtain debt financing for such transactions (including so-called "breakup" fees), legal and accounting expenses (including the legal and accounting expenses of any lenders, underwriters or other financing sources, prospective or otherwise, for which Holding, the Holding Stockholders and/or Acquisition are liable), and environmental and other "due diligence" expenses.

     (b) Except as expressly provided otherwise in this Agreement (including without limitation in Section 12.3(a) hereof): (i) if the transactions contemplated hereby are not consummated, (A) each of Holding, the Holding Stockholders and Acquisition shall be responsible for and shall pay all of their own expenses in connection with the negotiation and preparation of this Agreement and the Other Agreements and the transactions contemplated hereby and thereby, including without limitation the fees and expenses of their respective counsel and accountants, and the costs and expenses incurred in connection with the proposed offering of senior subordinated notes referred to in Sections 6.7 and 7.5 hereof (including costs of preparation, printing or reproducing any offering materials relating thereto, any fees of bond rating agencies or other similar fees and expenses incurred in the marketing or distribution of such notes, and any legal and accounting expenses of any lenders, underwriters or other financing sources, prospective or otherwise, for which any of Holding, the Holding Stockholders and/or Acquisition are liable), and (B) the Company shall be responsible for and shall pay all expenses of itself and the Principal Stockholders in connection with the negotiation and preparation of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby, including without limitation the fees and expenses of their counsel and accountants, all compensation payable to Allen & Company Incorporated and any other investment bank or other financial advisor engaged by the Company and/or any of the Principal Stockholders in connection with such transactions, and the costs and expenses incurred by the Company and the Principal Stockholders, and their counsel and accountants, in co-operating with and providing information to any lenders, underwriters or other financing sources in connection with the proposed offering of senior subordinated notes referred to in Sections 6.7 and 7.5 hereof and (ii) if the transactions contemplated hereby are consummated, the Surviving Corporation shall be responsible for and shall pay all of the out-of-pocket expenses of each of the parties hereto in connection with the negotiation and preparation of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby, including without limitation the fees and expenses of their respective counsel and accountants, and all costs and expenses incurred in connection with the proposed offering of senior subordinated notes referred to in Sections 6.7 and 7.5 hereof, provided however that the Participating Stockholders shall be responsible for and shall pay the fees and expenses of any counsel other than Sonnenschein Nath & Rosenthal retained by any of the Participating Stockholders individually in connection with the negotiation and preparation of this Agreement or any of the Other Agreements and the consummation of the transactions contemplated hereby and thereby, and all compensation payable to Allen & Company Incorporated in connection with such transactions, the aggregate amount of such compensation being deducted in calculating Aggregate Merger Consideration pursuant to Section 1.2(d)(i) hereof.

     12.4.  BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES.

     (a) This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

     (b) No party shall assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so shall be void; provided, that each of Holding and Acquisition, and in the case of the following clause (ii) only, also each of the Company and/or the Surviving Corporation, shall have the right (i) to assign its rights and delegate its obligations hereunder to any Person controlling, under the control of, or under common control with it, and (ii) to assign all or any part of its rights hereunder by way of collateral assignment to any bank or financial institution or public authority providing financing for the transactions contemplated hereby; but no such assignment made pursuant to clauses (i) or (ii) shall relieve any of Holding, Acquisition, the Company or the Surviving Corporation of its respective obligations under this Agreement.

     (c) Nothing in this Agreement is intended to or shall confer any rights or remedies on any Person other than the parties hereto and their respective heirs, successors, and permitted assigns.

     12.5. NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have previously furnished to the sending party in accordance with this section):

     (a) If to Holding, Acquisition and/or the Surviving Corporation, to or in care of:

          KFI Holding Corporation
          364 Valley Road
          Warrington, Pennsylvania  18976
          Attention:  H. Scott Herrin
          Telecopier No.  (215) 343-0484

          with copies sent at the same time and by the same means to:

          Heritage Partners Management Company, Inc.
          30 Rowes Wharf, Suite 300
          Boston, MA  02110
          Attention:  Michael F. Gilligan, Managing Director
          Telecopier No.  (617) 439-0689

          and to:

          David L. Engel, Esq.
          Bingham Dana LLP
          150 Federal Street
          Boston, Massachusetts  02110
          Telecopier No.  (617) 951-8736

     (b) If to the Company, any of the Stockholders, or the Stockholder Representatives, to or in care of:

          AGI Incorporated
          1950 North Ruby Street
          Melrose Park, Illinois  60160-1178
          Attention:  Richard Block and David Underwood
          Telecopier No.  (708) 344-9113

          with copies sent at the same time and by the same means to:

          Linda Chaplik Harris, Esq.
          Sonnenschein Nath & Rosenthal
          Suite 8000 Sears Tower
          233 South Wacker Drive
          Chicago, Illinois  60606
          Telecopier No.  (312) 876-7934

     (c)  If to Klearfold or any of the Herrin Stockholders, as follows:

          Klearfold, Inc.
          364 Valley Road
          Warrington, Pennsylvania  18976
          Attention:  H. Scott Herrin
          Telecopier No.  (215) 343-0484

     with copies sent at the same time and by the same means to the addresses for copies set forth in paragraph (a) above and to:

          Richard J. Braemer, Esq.
          Ballard Spahr Andrews & Ingersoll
          1735 Market Street, 51st Floor
          Philadelphia, Pennsylvania  19103-7599
          Telecopier No. (215) 864-8999

     (d) If to Heritage, to the addresses for copies set forth in paragraph (a) above.

     12.6. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     12.7. CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

     12.8. EQUITABLE RELIEF. Each of the parties hereby acknowledges that any breach by it of its obligations under this Agreement would cause substantial and irreparable damage to the other parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each of the other parties shall be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which such party may be entitled in respect of any such breach).

     12.9. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     12.10. WAIVERS. No waiver of any breach or default hereunder shall be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     12.11. FURTHER ASSURANCES. From time to time on and after the Closing Date, each party hereto shall promptly execute and deliver all such further instruments and other documents, and shall promptly take all such further actions, as any other party hereto may reasonably request in order more effectively to effect or confirm the transactions hereby contemplated and to carry out the purposes of this Agreement.

     12.12. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other agreements, instruments, certificates, and other documents referred to herein as having been or to be executed and delivered in connection with the transactions contemplated hereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof.

     12.13. GOVERNING LAW. This Agreement shall to the maximum lawful extent be governed by and interpreted and construed in accordance with the internal laws of the State of Illinois, as applied to contracts under seal made, and entirely to be performed, within Illinois, and without reference to principles of conflicts or choice of law.


             [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                  SIGNATURE PAGE 1 OF 3 FOR MERGER AGREEMENT


     IN WITNESS WHEREOF, each of the parties has executed and delivered to the others this Agreement and Plan of Merger as an agreement under seal as of the date first above written.


                                             KFI HOLDING CORPORATION


                                             By /s/ Michael F. Gilligan
                                                --------------------------
                                                Name Michael F. Gilligan
                                                Title:

                                             KLEARFOLD, INC.


                                             By /s/ H. Scott Herrin
                                                --------------------------
                                                Name: H. Scott Herrin
                                                Title:


                                             AGI ACQUISITION CORPORATION


                                             By /s/ H. Scott Herrin
                                                --------------------------
                                                Name: H. Scott Herrin
                                                Title:


                                             AGI INCORPORATED


                                             By /s/ Richard Block
                                                --------------------------
                                                Name: Richard Block
                                                Title:

                   SIGNATURE PAGE 2 OF 3 FOR MERGER AGREEMENT


                                             HERITAGE FUND I
                                             INVESTMENT CORPORATION


                                             By /s/ Michael F. Gilligan
                                                --------------------------
                                                Name: Michael F. Gilligan
                                                Title:


                                             /s/ Melvin B. Herrin
                                             -----------------------------
                                             Melvin B. Herrin


                                             /s/ H. Scott Herrin
                                             -----------------------------
                                             H. Scott Herrin


                                             /s/ Matthew H. Kamens
                                             -----------------------------
                                             Matthew H. Kamens, not individually
                                             but as trustee under an Indenture
                                             of Trust of Melvin B. Herrin dated
                                             June 4, 1996


                                             /s/ Arthur S. Keyser
                                             -----------------------------
                                             Arthur S. Keyser, not individually
                                             but as trustee under an Indenture
                                             of Trust dated August 12, 1992
                                             f/b/o H. Scott Herrin


                                             PRINCIPAL STOCKHOLDERS:

                                             /s/ Richard Block
                                             -----------------------------
                                             Name:  Richard Block

                  SIGNATURE PAGE 3 OF 3 FOR MERGER AGREEMENT


                                             /s/ James Oppenheimer
                                             ------------------------------
                                             Name:  James Oppenheimer

                                             /s/ Richard Oppenheimer
                                             ------------------------------
                                             Name:  Richard Oppenheimer

                                             /s/ Donald W. Kosterka
                                             ------------------------------
                                             Name:  Donald W. Kosterka

                                             /s/ James A. Ladwig
                                             ------------------------------
                                             Name:  James A. Ladwig

                                             /s/ Dean Henkel
                                             ------------------------------
                                             Name:  Dean Henkel


                                             /s/ Gary Mankoff
                                             ------------------------------
                                             Name:  Gary Mankoff


                                             /s/ David Underwood
                                             ------------------------------
                                             Name:  David Underwood

      Exhibits to the Merger Agreement (omitted herein).
      --------------------------------------------------

Exhibit 1.1          Articles of Merger
Exhibit 1.2(c)       Company's Amended and Restated Articles of Incorporation
Exhibit 1.2(c)(i)    Company's Amended and Restated By-Laws
Exhibit 1.2(d)       Stock Appreciation Rights
Exhibit 1.3(a)       List of Escrowed Shareholders
Exhibit 1.3(b)       List of Non-Escrowed Shareholders
Exhibit 1.4(b)       Form of Stockholder Agreement
Exhibit 1.4(c)       Form of Employment, Non-Competition and Stock Repurchase
                           Agreement
Exhibit 1.4(d)       Form of Escrow Agreement
Exhibit 7.12         Form of General Release and Agreement

      Schedules to the Merger Agreement (omitted herein).
      ---------------------------------------------------

Schedule 1           List of Holding Stockholders
Schedule 2           List of Continuing AGI Stockholders
Schedule 3           List of Other Investors
                     Disclosure Schedule for Representation and Warranties of
                           the Company


The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.